 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-279318
PROSPECTUS SUPPLEMENT
(To prospectus dated May 10, 2024)
AirNet Technology Inc.

4,000,000 Ordinary Shares
This prospectus supplement relates to the issuance and sale of 4,000,000 ordinary shares of par value US$0.04 per share, of AirNet Technology Inc. (the “Purchase Shares”), directly to Capital Vista Ltd (the “Purchaser”) at a purchase price of US$0.50 per share pursuant to a share purchase agreement (the “Purchase Agreement”) entered into between us and such Purchaser on June 27, 2024 (such transaction, the “Offering”).
Our ordinary shares represented by the ADSs, each representing one ordinary share, are currently listed on the Nasdaq Capital Market under the symbol “ANTE.” On June 26, 2024, the last reported sale price of the ADSs was US$1.03 per ADS. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, or public float, was approximately US$8.1 million, which was calculated based on 6,611,898 ordinary shares issued and outstanding held by non-affiliates and a per ADS closing price of US$1.22 on May 1, 2024. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.
AirNet Technology Inc., our ultimate Cayman Islands holding company, does not have any substantive operations other than directly controlling (1) Yuehang Chuangyi Technology (Beijing) Co., Ltd. (“Chuangyi Technology”), our wholly-owned subsidiary in China that controls and holds the variable interest entities (the “VIEs”) and their respective subsidiaries (collectively, the “affiliated entities”) through certain contractual arrangements (commonly known as the “VIE structure”), which conduct our air travel media network business, and (2) Shenzhen Yuehang Information Technology Co., Ltd. and Xi’an Shengshi Dinghong Information Technology Co., Ltd., our wholly-owned subsidiaries in China that conduct our air travel media network business. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the PRC law restricts direct foreign investment in certain operating companies, such as advertising services companies. Neither AirNet Technology Inc. nor Chuangyi Technology owns any equity interests in the affiliated entities. Our contractual arrangements with the VIEs and their respective shareholders are not equivalent of an investment in the equity interests of the VIEs, and investors may never hold equity interests in the Chinese operating companies, including the affiliated entities. Instead, we are regarded as the primary beneficiary of the VIEs and we consolidate the financial results of the affiliated entities under U.S. GAAP in light of the VIE structure. Investors in the ADSs are purchasing the equity securities of AirNet Technology Inc., the Cayman Islands holding company, rather than the equity securities of the affiliated entities. As used in this prospectus supplement, “we,” “us,” “our company,” “our” or “AirNet” refers to AirNet Technology Inc., together as a group with its subsidiaries, and, in the context of describing the substantive operations and financial information relating to such operations of AirNet Technology Inc., its subsidiaries and the affiliated entities as a whole, refers to AirNet Technology Inc., its subsidiaries and the affiliated entities. The VIE structure involves unique risks to investors in our securities. It may not provide effective operational control over the affiliated entities and also faces risks and uncertainties associated with, among others, the interpretation and the application of the current and future PRC laws, rules and regulations to such contractual arrangements. As of the date of this prospectus supplement, the agreements under the contractual arrangements among Chuangyi Technology, the VIEs and their respective shareholders have not been tested in a court of law. If the PRC regulatory authorities find these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, rules and regulations or their interpretation change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. The PRC regulatory authorities could disallow the VIE structure at any time in the future, which would cause a material adverse change in our operations and cause the value of our securities you invested in to significantly decline or become worthless.

Cash may be transferred among AirNet Technology Inc., Chuangyi Technology and the affiliated entities, in the following manners: (1) funds may be transferred to Chuangyi Technology from AirNet Technology Inc. as needed through its subsidiaries in Hong Kong and the British Virgin Islands in the form of capital contribution or shareholder loans; (2) funds may be paid by the VIEs to Chuangyi Technology as service fees according to the contractual arrangements; (3) dividends or other distributions may be paid by Chuangyi Technology to AirNet Technology Inc. through its subsidiaries in Hong Kong and the British Virgin Islands; and (4) Chuangyi Technology and the VIEs may lend to and borrow from each other from time to time for business operation purposes. In 2021, 2022 and 2023, there were no transfer of cash or other assets within our organization. As of the date of this prospectus supplement, none of AirNet Technology Inc., Chuangyi Technology or the affiliated entities has paid any dividends or made any distributions to their respective shareholders, including any U.S. investors. We expect to continue to distribute earnings and settle the service fees owed under the contractual arrangements at the request of Chuangyi Technology and based on our business needs, and we do not expect to declare dividends in the foreseeable future. We currently have not maintained any cash management policies that specifically dictate how funds shall be transferred among AirNet Technology Inc., the subsidiaries of AirNet Technology Inc. (including Chuangyi Technology), the affiliated entities and investors. We will determine the payment of dividends and fund transfer based on our specific business needs in accordance with the applicable laws and regulations.
We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act, as amended (the “HFCAA”). Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, the ADSs will be delisted from the Nasdaq Capital Market, and our securities will not be permitted for trading over the counter in the United States under the HFCAA and related regulations.
Investing in these securities involves risks. See the “Risk Factors” on page S-18 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated June 27, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 10, 2024 included in the registration statement on Form F-3 (No. 333-279318), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this Offering.
This prospectus supplement provides specific details regarding this Offering. If the description of this Offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this Offering . We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of our ordinary shares or the ADSs. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase our ordinary shares or the ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.
In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:
•
“ADSs” refer to American depositary shares, each representing one ordinary share, and “ADRs” refers to American depositary receipts that evidence ADSs;

•
“AirNet Online” refer to Yuehang Sunshine Network Technology Group Co., Ltd.;

•
“China” or “PRC” refer to the People’s Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

•
“Chuangyi Technology” refer to Yuehang Chuangyi Technology (Beijing) Co., Ltd., our wholly-owned subsidiary in China;

•
“Iwangfan” refer to Wangfan Tianxia Network Technology Co., Ltd.;

•
“Linghang Shengshi” refer to Beijing Linghang Shengshi Advertising Co., Ltd.;

•
“ordinary shares” refer to our ordinary shares, par value US$0.04 per share;

•
“Renminbi” or “RMB” refer to the legal currency of China;

•
“VIEs” refer to the variable interest entities that AirNet Technology Inc. controls and consolidates through contractual arrangements, including AirNet Online, Linghang Shengshi and Iwangfan, and “affiliated entities” refers to, collectively, the VIEs and their respective subsidiaries;

•
“we,” “us,” “our company,” “our” or “AirNet” refer to AirNet Technology Inc., a Cayman Islands exempted company with limited liability, its subsidiaries and the affiliated entities, as the context requires;

•
“U.S. GAAP” refer to generally accepted accounting principles in the United States; and

•
“US$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.
This prospectus supplement contains translations between Renminbi and U.S. dollars solely for the convenience of the reader. The translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB7.0999 to $1.00, representing the exchange rate in effect as of December 29, 2023 set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. On June 21, 2024, the exchange rate in effect set forth in the H.10 statistical release of the Federal Reserve Board was RMB7.2609 to US$1.00.

PROSPECTUS SUPPLEMENT SUMMARY
This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.
Company Overview
We conduct our air travel media network business operations primarily by the VIEs and their respective subsidiaries.
Driven by innovation, we have gradually reinvented ourselves and shaped our core competitiveness in providing in-flight solutions to connectivity, entertainment and digital multimedia in China. Collaborating with our partners, we provide Chinese airlines with seamless and immersive internet connections through a network of satellites and land-based beacons, furnish airline travelers with interactive entertainment and coverage of breaking news, and provide corporate clients with advertisements tailored to the changing perceptions of the travelers.
Collaborating with China Unicom, we are licensed to provide in-flight connectivity over the internet. Furthermore, backed by our partners’ next-generation satellite communications hardware, we are able to provide airline travelers with a seamless and immersive internet connection delivering the same experience as it would have been otherwise on the ground. Moreover, our strategic partnership with China Eastern Airlines Media Co., Ltd. enables us to deliver multimedia contents to travelers on airplanes operated by China Eastern Airlines through a mobile app.
In addition to our active endeavors in in-flight connectivity, we maintain a wide range of in-flight entertainment and advertising contents. As of March 31, 2024, we had access to in-flight entertainment and advertising contents including exclusive in-flight copyrights to over 65% of movies previously shown in domestic theaters, more than 900 archived films, and thousands of hours of multimedia programs of entertainment nature covering a variety of topics such as sports, comedies, local attractions, reality shows, commentaries, documentaries. As of March 31, 2024, we were engaged to provide copyrighted entertainment contents to more than 12 airlines. Furthermore, we are engaged by hundreds of corporate clients to provide advertising contents across different in-flight entertainment systems. Built upon our experiences, we are capable of developing entertainment contents independently and producing advertising contents tailored to the needs of corporate clients.
Our products and services combine in-flight connectivity and entertainment. To further grow our business, we are committed to take full advantage of our partnership with China Unicom and partners to improve travelers’ experience when they connect to the internet en route of their travel. Meanwhile, we are devoted to maintaining a versatile collection of entertainment contents covering a variety of aspects of lifestyles attracting traveling consumers. We are also satisfying the advertising needs of corporate clients through our influence on travelling consumers.
Risks and Challenges
Investing in our securities, including the ADSs, entails a significant level of risk. Before investing in our securities, you should carefully consider the risks and uncertainties summarized below in addition to all of the other information in this prospectus supplement and documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of one or more of the events or circumstances described under the heading “Item 3. Key Information — D. Risk Factors” in our most recently filed annual report on Form 20-F, alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks related to this Offering
•
The sale and issuance of the Purchase Shares to the Purchaser will cause dilution and the sale of the Purchase Shares by such Purchaser, or the perception that such sales may occur, could cause the price of the ADSs to decline;

•
A substantial number of the Purchase Shares may be sold in the market following this Offering, which may depress the market price for the ADSs;

•
Since we have broad discretion in how we use the proceeds from this Offering, we may use the proceeds in ways with which you disagree; and

•
The filing procedure with the CSRC shall be fulfilled and the approval of other PRC government authorities may be required in connection with this Offering under PRC law, and, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, if required.

Risks related to our business
•
We incurred net losses in the past and we may incur losses in the future. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — We incurred net losses in the past and we may incur losses in the future” in our annual report on Form 20-F for the year ended December 31, 2023 (the “2023 20-F”);

•
We have a limited operating history in various business lines, which may make it difficult for you to evaluate our business and prospects. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — We have a limited operating history in various business lines, which may make it difficult for you to evaluate our business and prospects” in the 2023 20-F;

•
The termination of our cryptocurrency mining business could adversely affect our business, results of operations and financial condition. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — The termination of our cryptocurrency mining business could adversely affect our business, results of operations and financial condition” in the 2023 20-F;

•
If advertisers or the viewing public do not accept, or lose interest in, our air travel media network, we may be unable to generate sufficient cash flow from our operating activities and our business and results of operations could be materially and adversely affected. See “Item 3. Key Information —  D. Risk Factors — Risks Related to Our Business — If advertisers or the viewing public do not accept, or lose interest in, our air travel media network, we may be unable to generate sufficient cash flow from our operating activities and our business and results of operations could be materially and adversely affected” in the 2023 20-F; and

•
If we do not succeed in launching our in-flight business, our future results of operations and growth prospects may be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — If we do not succeed in launching our in-flight business, our future results of operations and growth prospects may be materially and adversely affected” in the 2023 20-F.

Risks related to our corporate structure
•
If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment, our business could be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment, our business could be materially and adversely affected” in the 2023 20-F;

•
Because some of the shareholders of the VIEs in China are our directors and officers, their fiduciary duties to us may conflict with their respective roles in the VIEs, and their interest may not be aligned with the interests of our unaffiliated public security holders. If any of the shareholders of the VIEs fails to act in the best interests of our company or our shareholders, our business and results of operations may be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — Because some of the shareholders of the VIEs in China are our directors and officers, their fiduciary duties to us may conflict with their respective roles in the VIEs, and their interest may not be aligned with the interests of our unaffiliated public security holders. If any of the shareholders of the VIEs fails to act in the best interests of our company or our shareholders, our business and results of operations may be materially and adversely affected” in the 2023 20-F;
•
We rely on contractual arrangements with the VIEs and their shareholders for a substantial portion of our China operations, which may not be as effective as direct ownership in providing operational control. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We rely on contractual arrangements with the VIEs and their shareholders for a substantial portion of our China operations, which may not be as effective as direct ownership in providing operational control” in the 2023 20-F; and

•
We have not registered the pledge of equity interest by certain shareholder of the consolidated affiliated entities with the relevant authority, and we may not be able to enforce the equity pledge against any third parties who acquire the equity interests in good faith in the relevant consolidated affiliated entities before the pledge is registered. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We have not registered the pledge of equity interest by certain shareholder of the consolidated affiliated entities with the relevant authority, and we may not be able to enforce the equity pledge against any third parties who acquire the equity interests in good faith in the relevant consolidated affiliated entities before the pledge is registered” in the 2023 20-F.

Risks related to doing business in China
•
Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and have a material adverse effect on our competitive position. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and have a material adverse effect on our competitive position” in the 2023 20-F;

•
Uncertainties with respect to the PRC legal system could limit the legal protections available to us or result in substantial costs and the diversion of resources and management attention. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could limit the legal protections available to us or result in substantial costs and the diversion of resources and management attention” in the 2023 20-F;

•
Any actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries and the consolidated affiliated entities, or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of these entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries and the consolidated affiliated entities, or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of these entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in the 2023 20-F; and

•
A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business, financial condition, results of operations and prospects. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business, financial condition, results of operations and prospects” in the 2023 20-F.
Risks related to the market for our ADSs
•
The trading price of our ADSs has been and may continue to be volatile. See “Item 3. Key Information — D. Risk Factors — Risks Related to the Market for Our ADSs — The trading price of our ADSs has been and may continue to be volatile” in the 2023 20-F; and

•
If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our ADSs and make obtaining future debt or equity financing more difficult for us. See “Item 3. Key Information — D. Risk Factors — Risks Related to the Market for Our ADSs — If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our ADSs and make obtaining future debt or equity financing more difficult for us” in the 2023 20-F.

Implications of Being a Company with the Holding Company Structure and the VIE Structure
The VIE structure and its associated risks
AirNet Technology Inc., our ultimate Cayman Islands holding company, does not have any substantive operations. We carry out our air travel media network business through Chuangyi Technology, our wholly-owned subsidiary in China, and its contractual arrangements, commonly known as the VIE structure, with the VIEs based in China, due to the PRC regulatory restrictions on direct foreign investment in advertising services companies. We also carry out our air travel media network business through Shenzhen Yuehang Information Technology Co., Ltd. and Xi’an Shengshi Dinghong Information Technology Co., Ltd., our wholly-owned subsidiaries in China. Investors in the ADSs are purchasing the equity securities of AirNet Technology Inc., the Cayman Islands holding company, rather than the equity securities of the affiliated entities. The following diagram illustrates our principal subsidiaries, the VIEs and the VIEs’ respective subsidiaries as of the date of this prospectus supplement.

Air Net Technology Inc. (Cayman Islands)
100%
One World Global Travel Inc. (U.S.)
100%
Broad Cosmos Enterprises Ltd. (BVI)
100%
Global International Travel Limited (BVI)
100%
Air Net International Limited (BVI)
100%
IGLOBAL TRAVEL LIMITED (HK)
100%
Air Net (China) Limited (HK)
100%
Beijing Youxing Technology Co., Ltd.
Air Joy Media Private Limited (Singapore)
100%
100%
Shenzhen Yuehang Information Technology Co., Ltd.
100%
Yuehang Chuangyi Technology (Beijing) Co., Ltd
100%
Xian Shengshi Dinghong Information Technology Co., Lt
Yuehang Sunshine Network Technology Group Co., Ltd. (1)
Beijing Linghang Shengshi Advertising Co., Ltd. (4)
Wangfan Tianxia Network Technology Co., Ltd. (3)
100%
97.1%
30.0%
47.2%
100%
98.8%
75%
85%
100%
100%
Beijing Yuehang Digital Media Advertising Co., Ltd (2)
Air Esurfing Information Technology Co., Ltd.
Beijing AirNet Pictures Co., Ltd.
Wangfan Linghang Mobile Network Technology Co., Ltd.
Dingsheng Ruizhi (Beijing) Investment Consulting Co., Ltd.
Beijing Wangfan Jiaming Advertising Co., Ltd.
Beijing Airport United Culture Media Co., Ltd.
Yuehang Zhongying E-commerce Co., Ltd.
Yuehang Sunshine (Beijing) Asset Management Co., Ltd.
Guangzhou Meizheng Online Network Technology Co., Ltd.
51%
70%
100%
75%
100%
Shandong AirMedia Cheweishi Network Technology Co., Ltd.
Beijing Wangfan Jiaming Pictures Co., Ltd
Wenzhou Yuehang Advertising Co., Ltd.
Beijing Dongding Gongyi Advertising Co., Ltd.
Meizhong Network Information Technology Co., Ltd.

(1)
AirNet Online is owned as to owned as to 80.0%, 15.0% and 5.0% by Man Guo, Qing Xu and Tao Hong, respectively.

(2)
In December 2016, AirNet Online and an individual signed concurrently an equity transfer agreement and an entrusted equity holding agreement, pursuant to which AirNet Online transferred 100% equity interests in Beijing Yuehang Digital Media Advertising Co., Ltd. (“Beijing Yuehang”) to the individual and entrusted the individual to act as the nominee shareholder of the foregoing equity interests.

In December 2017, the individual and a third-party company signed an equity transfer agreement, pursuant to which the individual transferred 15% equity interests in Beijing Yuehang to the third-party company, and AirNet Online signed another entrusted equity holding agreement with the third-party company, pursuant to which AirNet Online entrusted the third-party company to act as the nominee shareholder of the foregoing equity interests. The entrusted equity holding agreement with this third-party company terminates upon the earlier of (i) three years from the date of the entrusted equity holding agreement or (ii) the transfer of all entrusted equity by AirNet Online to AirNet Online itself or a third party designated by AirNet Online.
In September 2019, the individual and another individual signed an equity transfer agreement, pursuant to which the individual transferred 85% equity interests in Beijing Yuehang to the other individual, and AirNet Online signed another entrusted equity holding agreement with the other individual, pursuant to which AirNet Online entrusted the other individual to act as the nominee shareholder of the foregoing equity interest. The entrusted equity holding agreement with this individual terminates upon the earlier of (i) one years from the date of the entrusted equity holding agreement or (ii) the transfer of all entrusted equity by AirNet Online to AirNet Online itself or a third party designated by AirNet Online.
In September 2020, Beijing Yuehang and another third-party company signed a capital increase agreement, pursuant to which the other third-party company subscribe 1.6103% equity interests in Beijing Yuehang.
In August 2021, the individual and another individual signed an equity transfer agreement, pursuant to which the individual transferred 5.0002% equity interests in Beijing Yuehang to the other individual, and AirNet Online signed another entrusted equity holding agreement with the other individual, pursuant to which AirNet Online entrusted the other individual to act as the nominee shareholder of the foregoing equity interest. The entrusted equity holding agreement with this individual terminates upon the earlier of (i) two years from the date of the entrusted equity holding agreement or (ii) the transfer of all entrusted equity by AirNet Online to AirNet Online itself or a third party designated by AirNet Online.
Therefore, AirNet Online as the actual major investor in Beijing Yuehang holds actual controlling shareholder rights and receives benefits from the investment in Beijing Yuehang.
(3)
Iwangfan is owned as to 90.0% and 10.0% by Man Guo and Lin Wang, respectively. Tao Hong divested all his equity interests in Iwangfan in December 2021. AirNet Online signed an entrusted equity holding agreement with Lin Wang, pursuant to which AirNet Online entrusted Lin Wang to act as the nominee shareholder of the foregoing equity interests. The entrusted equity holding agreement with this individual terminates upon the earlier of (i) two years from the date of the entrusted equity holding agreement or (ii) the transfer of all entrusted equity by AirNet Online to AirNet Online itself or a third party designated by AirNet Online.

(4)
Linghang Shengshi is owned as to 86.9193%, 12.9954% and 0.0852% by Herman Man Guo, Qing Xu and Xiao Ya Zhang, respectively.

The VIE structure was established through a series of agreements entered into among Chuangyi Technology, the VIEs and each of their existing shareholders (except Lin Wang), comprising technology support and service agreements, technology development agreements, exclusive technology consultation and service agreement, call option agreements, equity pledge agreements and authorization letters. The contractual arrangements allow us to (1) be considered as the primary beneficiary of the VIEs for accounting purposes and consolidate the financial results of the VIEs, (2) receive substantially all of the economic benefits of the VIEs, (3) have the pledge right over the equity interests in the VIEs as the pledgee, and (4) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law.
However, neither AirNet Technology Inc. nor Chuangyi Technology owns any equity interests in the affiliated entities. Our contractual arrangements with the VIEs and their respective shareholders are not equivalent of an investment in the equity interests of the VIEs, and investors may never hold equity interests in the Chinese operating companies, including the affiliated entities. Instead, we are regarded as the primary beneficiary of the VIEs and we consolidate the financial results of the affiliated entities under U.S. GAAP in light of the VIE structure.
The VIE structure involves unique risks to investors in our securities. It may be less effective than direct ownership in providing us with operational control over the affiliated entities, and we may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct the operations of the VIEs in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs in China, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to direct the VIEs’ activities. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system.
We may face challenges in enforcing the contractual arrangements due to jurisdictional and legal limitations. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their shareholders through Chuangyi Technology. As of the date of this prospectus supplement, the agreements under the contractual arrangements among Chuangyi Technology, the VIEs and their respective shareholders have not been tested in a court of law. It is uncertain whether any new PRC laws or regulations relating to VIE structure will be adopted or, if adopted, what they would provide. If we or the VIEs are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required licenses, permits, registrations or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. The PRC regulatory authorities could disallow the VIE structure at any time in the future. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties and may incur substantial costs to enforce the terms of the arrangements, or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our subsidiaries, the affiliated entities, and investors in our securities (including the ADS) face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company and the affiliated entities as a whole.
Revenues contributed by the affiliated entities accounted for a substantial portion of our total revenues in 2021, 2022 and 2023. For a condensed consolidation schedule depicting the results of operations, financial position and cash flows for us, Chuangyi Technology and the affiliated entities during 2021, 2022 and 2023, see “— Financial Information Relating to the Affiliated Entities.” For details of the permissions and licenses required for operating our business in China and the related limitations, see “— Permissions or Approvals Required from the PRC Authorities.”
Cash and asset flows through our organization
In light of our holding company structure and the VIE structure, our ability to pay dividends to the shareholders, and to service any debt we may incur may highly depend upon dividends paid by Chuangyi Technology to us and service fees paid by the VIEs to Chuangyi Technology, despite that we may obtain financing at the holding company level through other methods. For example, if any of Chuangyi Technology or the VIEs incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us and our shareholders, as well as the ability to settle amounts owed under the contractual arrangements. As of the date of this prospectus supplement, none of AirNet Technology Inc.,

Chuangyi Technology or the affiliated entities has paid any dividends or made any distributions to their respective shareholders, including any U.S. investors. In 2021, 2022 and 2023, the total amount of the service fees that the VIEs paid to Chuangyi Technology under the contractual arrangements was nil. We expect to continue to distribute earnings and settle the service fees owed under the contractual arrangements at the request of Chuangyi Technology and based on our business needs, and we do not expect to declare dividends in the foreseeable future. We currently have not maintained any cash management policies that specifically dictate how funds shall be transferred among AirNet Technology Inc., the subsidiaries of AirNet Technology Inc. (including Chuangyi Technology), the affiliated entities and investors. We will determine the payment of dividends and fund transfer based on our specific business needs in accordance with the applicable laws and regulations.
Under PRC laws and regulations, Chuangyi Technology is permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, Chuangyi Technology and the VIEs are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. Remittance of dividends by Chuangyi Technology out of China is also subject to certain procedures with the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-in capital and the statutory reserve funds of Chuangyi Technology and the net assets of the VIEs in which we have no legal ownership. In addition, while between AirNet Technology Inc. and its Hong Kong subsidiaries, there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future are to become applicable to the Hong Kong subsidiaries in the future, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on AirNet Technology Inc., its subsidiaries or the affiliated entities to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong.
Under PRC laws and regulations, we, the Cayman Islands holding company, may fund Chuangyi Technology only through capital contribution or shareholder loans, and fund the VIEs only through loans, subject to satisfaction of applicable government registration and approval requirements. In 2021, 2022 and 2023, there were no transfer of cash or other assets within our organization.
Dividend Distribution and Taxation
As of the date of this prospectus supplement, none of AirNet Technology Inc., Chuangyi Technology or the affiliated entities has paid any dividends or made any distributions to their respective shareholders, including any U.S. investors, nor do we have any present plan to pay any cash dividends on the ADSs in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
Subject to the “passive foreign investment company” rules, the gross amount of any distribution that we make to a U.S. holder with respect to the ADSs and the underlying ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend for U.S. federal income tax purposes, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. In addition, if we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Taxation” for details.
Permissions or Approvals Required from the PRC Authorities
Permission required for our operations
We currently conduct our air travel media network business operations in China by Chuangyi Technology and its contractual arrangements with the affiliated entities. Our operations in China are governed by PRC laws and regulations. We and the VIEs are required to obtain certain licenses, permits and approvals from relevant governmental authorities in China in order to operate our business. As of the date of this prospectus supplement, as advised by our PRC legal counsel, Beijing DOCVIT Law Firm, we and the VIEs have obtained the licenses, permits and approvals from the PRC government authorities necessary for our business operations in China, including, among others, a business license which specifically includes within its scope the operation of an advertising business.
Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, and the promulgation of new laws and regulations and amendment to the existing ones, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. We cannot assure you that we or the VIEs will be able to obtain, in a timely manner or at all, or maintain such licenses, permits or approvals, and we or the VIEs may also inadvertently conclude that such permissions or approvals are not required. Any lack of or failure to maintain requisite licenses, permits or approvals applicable to us or the VIEs may have a material adverse impact on our business, results of operations, financial condition and prospects and cause the value of our securities to significantly decline or become worthless.
Potential CAC and CSRC approval required for this Offering
The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, on January 4, 2022, the Cyberspace Administration of China (the “CAC”) and several other PRC government authorities jointly announced the adoption of the Cybersecurity Review Measures, which became effective on February 15, 2022 and provides that network platform operators possessing personal information of more than one million individual users must undergo a cybersecurity review by the CAC when they seek to have their securities listed on a foreign stock exchange. Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC (the “PIPL”), which became effective on November 1, 2021, requires such operators to obtain consent of the user prior to any cross-border transfer of personal information, as well as the satisfaction of at least one of the following conditions: (1) a security assessment organized by competent cybersecurity authorities has been passed; (2) certification of personal information protection from a specialized institution in accordance with the provisions issued by competent cybersecurity authorities has been passed; (3) a model standard contract about both parties’ rights and obligations formulated by competent cybersecurity authorities with the overseas recipient has been entered into; or (4) any other condition prescribed by laws, administrative regulations or by competent cybersecurity authorities has been satisfied. These policies and any related implementation rules to be enacted may subject us to additional compliance requirement. As of the date of this prospectus supplement, no official guidance or related implementation rules have been issued in relation to these recently issued opinions, and the interpretation and implementation of these opinions remain unclear at this stage. Moreover, the M&A Rules requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear.
Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. The PRC government also exerts more control over offerings conducted overseas and foreign investment in China-based issuers. In particular, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that the Offering under this prospectus supplement does not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them.
According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three business days after the completion of the Offering described in this prospectus supplement and the accompanying prospectus and may be subject to the filing requirements under the Trial Measures for any future offerings of our securities in an overseas market, including Nasdaq.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, as amended (the “HFCAA”) and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. In August 2022, the PCAOB, the CSRC and the Ministry of Finance of the PRC signed the Statement of Protocol, which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong.
On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, the ADSs will be delisted from the Nasdaq Capital Market, and our securities will not be permitted for trading over the counter in the United States under the HFCAA and related regulations.
Corporate Information
Our principal executive offices are located at Suite 301, No. 26 Dongzhimenwai Street, Chaoyang District, Beijing 100027, People’s Republic of China. Our telephone number at this address is +86-10 8450-8818. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Financial Information Relating to the Affiliated Entities
The following tables present the consolidating schedule of financial information relating to AirNet Technology Inc. (the “Parent”), affiliated entities and non-VIE consolidated entities as of and for the years ended December 31, 2021 and 2022 and 2023.
Selected consolidated statements of operations data
	Year ended December 31, 2021
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net revenues	—	9,075	2,602	—	11,677
Cost of revenues	—	12,653	2,122	—	14,775
Gross (loss) profit	—	(3,578)	480	—	(3,098)
Operating expenses	566	8,173	2,137	—	10,876
Operating loss	(566)	(11,751)	(1,657)	—	(13,974)
Other (expense) income	(11)	(3,691)	173	—	(3,529)
Loss from subsidiaries	(16,758)	—	—	16,758	—
Loss before income taxes	(17,335)	(15,442)	(1,484)	16,758	(17,503)
Net loss	(17,335)	(15,726)	(1,484)	16,758	(17,787)
	Year ended December 31, 2022
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net revenues	—	2,867	1	—	2,868
Cost of revenues	—	3,194	2,029	—	5,223
Gross loss	—	(327)	(2,028)	—	(2,355)
Operating expenses	1,231	5,749	4,744	—	11,724
Operating loss	(1,231)	(6,076)	(6,772)	—	(14,079)
Other income (expense)	41	3,611	(1,867)	—	1,785
Loss from subsidiaries	(11,616)	—	—	11,616	—
Loss before income taxes	(12,806)	(2,465)	(8,639)	11,616	(12,294)
Net loss	(12,806)	(2,482)	(8,639)	11,616	(12,311)

	Year ended December 31, 2023
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net revenues	—	845	—	—	845
Cost of revenues	—	1,376	—	—	1,376
Gross loss	—	(531)	—	—	(531)
Operating expenses	531	1,924	870	—	3,325
Operating loss	(531)	(2,455)	(870)	—	(3,856)
Other income (expense)	8	5,009	(1,037)	—	3,980
Loss from subsidiaries	(51)	—	—	51	—
(Loss) income before income taxes	(574)	2,554	(1,907)	51	(2,357)
Net (loss) income	(574)	2,236	(1,907)	51	(2,358)
Selected consolidated balance sheets data
	As of December 31, 2022
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Total current assets	50,328	37,842	256,531	(274,908)	69,793
Total non-current assets	—	44,476	880	—	45,356
Total assets	50,328	82,318	257,411	(274,908)	115,149
Total current liabilities	4,039	345,450	27,206	(274,908)	101,787
Total non-current liabilities	—	9	—	—	9
Total liabilities	4,039	345,459	27,206	(274,908)	101,796
Total shareholders’ equity	46,289	(262,614)	230,205	—	13,353
	As of December 31, 2023
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Total current assets	16,406	40,336	240,367	(267,194)	29,915
Total non-current assets	—	30,116	12,143	—	42,259
Total assets	16,406	70,452	252,510	(267,194)	72,174
Total current liabilities	4,557	171,625	175,431	(267,194)	84,419
Total non-current liabilities	—	8,842	—	—	8,842
Total liabilities	4,557	180,467	175,431	(267,194)	93,261
Total shareholders’ equity	11,849	(110,015)	77,079	—	(21,087)

Selected consolidated statements of cash flows data
	Year ended December 31, 2021
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net cash (used in) provided by operating activities	—	(5,231)	359	(104)	(4,975)
Net cash used in investing activities	—	—	—	—	—
Net cash used in financing activities	—	(9,433)	—	—	(9,433)
	Year ended December 31, 2022
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net cash provided by (used in) operating activities	—	1,729	(322)	(655)	752
Net cash used in investing activities	—	—	—	—	—
Net cash provided by financing activities	—	1,212	—	—	1,212
	Year ended December 31, 2023
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net cash used in operating activities	—	(1,514)	(186)	(117)	(1,817)
Net cash used in investing activities	—	—	—	—	—
Net cash used in financing activities	—	(1,222)	—	—	(1,222)
Recent Developments
On May 30, 2024, we entered into a sales and purchase agreement with an unaffiliated third party for the purchase of 6,218 units of Bitcoin Miner S21. The aggregate purchase price for these miners is approximately RMB177.2 million.
At our annual general meeting of shareholders on May 31, 2024, our shareholders resolved by an ordinary resolution to increase our authorized share capital from US$1,000,000 divided into 22,500,000 ordinary shares of a nominal or par value of US$0.04 each and 2,500,000 preferred shares of a nominal or par value of US$0.04 each to US$40,000,000 divided into 900,000,000 ordinary shares of a nominal or a par value of US$0.04 each and 100,000,000 preferred shares of a nominal or par value of US$0.04 each, by the creation of an additional 877,500,000 ordinary shares with a par value of US$0.04 each and 97,500,000 preferred shares with a par value of US$0.04 each.

THE OFFERING
Securities Offered by Us
4,000,000 ordinary shares.
Offering Price
US$0.50 per share.
Purchaser
Capital Vista Ltd.
Ordinary Shares Outstanding Immediately after this Offering
18,307,830 ordinary shares (excluding 1,307,229 treasury shares and 24,818 ordinary shares and ordinary shares represented by ADSs reserved for settlement upon exercise of our incentive share awards).
Use of Proceeds
We estimate that we will receive net proceeds of approximately US$1.7 million from this Offering, after deducting estimated offering expenses payable by us.
We intend to use the net proceeds of this Offering for general corporate and working capital purposes. See “Use of Proceeds” for more information.
Listing
The ADSs are listed on the Nasdaq Capital Market under the symbol “ANTE.” The ADSs and ordinary shares are not listed on any other stock exchange or traded on any automated quotation system.
Risk Factors
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-18 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following summary consolidated statements of operations data for the years ended December 31, 2021, 2022 and 2023, summary consolidated balance sheet data as of December 31, 2022 and 2023, and summary consolidated cash flow data for the years ended December 31, 2021, 2022 and 2023 have been derived from our audited consolidated financial statements included in our 2023 20-F.
Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our audited consolidated financial statements and the related notes included in our 2023 20-F, and information under “Item 5. Operating and Financial Review and Prospects” of our 2023 20-F.
Summary Consolidated Statements of Operations
	Years Ended December 31,
	2021	2022	2023
	(in thousands of U.S. Dollars, except share, per share and per ADS data)
Revenues:
Air Travel Media Network	9,191	2,768	928
Other Media	1	6	—
Total revenues	9,192	2,774	928
Business tax and other sales tax	(119)	(101)	(83)
Net revenues	9,073	2,673	845
Cost of revenues	(12,654)	(3,114)	(1,376)
Gross income (loss)	(3,581)	(441)	(531)
Operating expenses:
Selling and marketing	(1,978)	(1,411)	(559)
General and administrative	(7,871)	(5,483)	(2,731)
Research and development	(365)	(35)	(35)
Total operating expenses	(10,214)	(6,929)	(3,325)
Loss from continuing operation	(13,795)	(7,370)	(3,856)
Interest expense, net	(2,884)	(835)	(320)
Loss from and impairment on long-term investments	(2,990)	(2,670)	114
Other income, net	581	4,909	4,168
Loss from continuing operations before income taxes	(19,088)	(5,966)	124
Less: income tax (benefits) expenses	284	17	1
Net (loss) income from continuing operation	(19,372)	(5,983)	123
Net income (loss) from discontinued operations, net of income taxes	1,585	(6,328)	(317)
Loss from disposal of discontinued operations, net of income taxes	—	—	—
Net loss	(17,787)	(12,311)	(194)
Less: Net loss attributable to noncontrolling interests	(452)	1,024	380
Net income (loss) attributable to AirNet Technology Inc.’s shareholders	$(17,335)	$(13,335)	$(574)

Summary Consolidated Balance Sheet Data
	As of December 31,
	2022	2023
	(in thousands of U.S. Dollars)
Cash and cash equivalents	2,502	150
Total current assets	69,794	29,915
Total assets	115,149	72,174
Total liabilities	101,796	93,261
Total shareholders’ equity	45,762	11,849
Summary Consolidated Cash Flow Data
	Years Ended December 31,
	2021	2022	2023
	(in thousands of U.S. Dollars)
Net cash (used in) provided by operating activities	(4,975)	614	(1,817)
Net cash provided by investing activities	—	—	—
Net cash provided by (used in) financing activities	(9,433)	1,212	(1,222)
Effect of exchange rate changes	367	(695)	509
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,041)	1,131	(2,530)
Cash and cash equivalents and restricted cash at the beginning of the year	15,610	1,569	2,700
Cash and cash equivalents at the end of the year	1,569	2,700	170
Less: cash and cash equivalents of discontinued operations at end of period	268	198	20
Cash and cash equivalents of continuing operations, at end of period	1,301	2,502	150

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from the 2023 20-F and subsequent filings. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks we may face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Related to this Offering
The sale and issuance of the Purchase Shares to the Purchaser will cause dilution and the sale of the Purchase Shares by such Purchaser, or the perception that such sales may occur, could cause the price of the ADSs to decline.
On June 27, 2024, we entered into the Purchase Agreement with Capital Vista Ltd, pursuant to which such Purchaser agreed to purchase an aggregate of 4,000,000 ordinary shares. Sales of such securities will have a dilutive effect on our existing shareholders and may cause the trading price of the ADSs to decline. In addition, the Purchaser may resell all, some or none of those securities at any time or from time to time in their discretion. Therefore, sales and issuance of the Purchase Shares to the Purchaser by us could result in substantial dilution to the interests of other holders of the ADSs.
A substantial number of the Purchase Shares may be sold in the market following this Offering, which may depress the market price for the ADSs.
Sales of a substantial number of the Purchase Shares in the public market following this Offering could cause the market price of the ADSs to decline. A substantial majority of the outstanding ADSs are, and all of the Purchase Shares sold in this Offering upon issuance and subsequent conversion into the ADSs will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
Techniques employed by short sellers may drive down the market price of the ADSs.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.
Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.
We may be the subject of unfavorable allegations made by short sellers in the future. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholders’ equity, and the value of any investment in our ADSs could be greatly reduced or rendered worthless.
Since we have broad discretion in how we use the proceeds from this Offering, we may use the proceeds in ways with which you disagree.
We have not allocated specific amounts of the net proceeds from this Offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this Offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may at any time, including during the pendency of this Offering, offer additional ordinary shares, ADSs or other securities convertible into or exchangeable for the ADSs at prices that may not be the same as or equivalent to the price per share in this Offering. We may sell ordinary shares, the ADSs or other securities in any other offering at a price that is less than the price per share paid by the Purchaser in this Offering, and investors purchasing ordinary shares, the ADSs or other securities in the future could have rights superior to existing shareholders.
We may require additional financing to sustain our operations, and the terms of such subsequent financings may adversely impact our shareholders.
We may still need additional capital to finance our future working capital needs after this Offering, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, shareholders’ rights and the value of their investment in the ADSs could be reduced. A financing could involve one or more types of securities including, but not limited to, ordinary shares, the ADSs, convertible debt or warrants to acquire the ADSs. These securities could be issued at or below the then prevailing market price for the ADSs. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of the ADSs, the market price of the ADSs could be negatively impacted. Should the financing we require to sustain our operations and working capital needs be unavailable or prohibitively expensive when we require it, the consequences of our inability to obtain such financing could be a material adverse effect on our business, operating results, financial condition, and prospects.
The filing procedure with the CSRC shall be fulfilled and the approval of other PRC government authorities may be required in connection with this Offering under PRC law, and, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, if required.
On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As official guidance and interpretation of the Opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all.
On February 17, 2023, the CSRC promulgated the Trial Measures and five relevant guidelines, which took effect on March 31, 2023. According to the Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.
At a press conference held for these new regulations, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers. Existing issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Trial Measures and the press conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three business days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively.
Therefore, we are required to go through filing procedures with the CSRC within three business days after completion of the Offering described in this prospectus supplement and the accompanying prospectus and may be subject to the filing requirements under the Trial Measures for any future offerings of our securities in an overseas market, including Nasdaq. Under the Trial Measures and relevant guidelines, such filings shall include, without limitation, (1) a filing report and relevant commitments, and (2) legal opinions and undertakings issued by PRC counsel. There can be no assurance that we can complete the filing procedures, obtain the approvals or authorizations, or complete required procedures or other requirements in a timely manner, or at all. We may also not be able to obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver. If we fail to obtain the relevant approval or complete the filings and other relevant regulatory procedures, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the ADSs. In particular, if we fail to fulfill filing procedure as stipulated by the Trial Measures or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Our controlling shareholders and actual controlling persons that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On December 27, 2021, the NDRC and MOFCOM jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a company in China engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the Negative List (2021 Version) is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and we may have difficulty in understanding or predicting that whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.
On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Provisions on Confidentiality and Archives Administration, which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination.
We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Cybersecurity Review Measures and the annual data security review under the Administrative Regulations of Cyber Data Security (Draft for Comments), are required for our listing status or future offshore offerings, we could not predict whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus supplement and the accompanying prospectus (including statements incorporated by reference herein and therein) entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
•
our growth strategies;

•
our future business development, results of operations and financial condition, including the products and services combining in-flight connectivity and entertainment;

•
competition in the advertising industry and in particular, the travel advertising industry in China;

•
the expected growth in consumer spending, average income levels and advertising spending levels;

•
the growth of the air, train and long-haul bus travel sectors in China;

•
the length and severity of the COVID-19 outbreak and its impact on our business and industry; and

•
PRC governmental policies relating to the advertising industry.

The forward-looking statements made in prospectus supplement, the accompanying prospectus or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the advertising industry in China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this Offering of approximately US$1.7 million, after deducting estimated offering expenses payable by us.
We expect to use the net proceeds from this Offering primarily for general corporate purposes and working capital. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this Offering. However, our management will have significant flexibility and discretion in applying the net proceeds of this Offering. Unforeseen events or changed business conditions may result in application of the proceeds of this Offering in a manner other than as described in this prospectus supplement. To the extent that the net proceeds we receive from this Offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.
In utilizing the proceeds from this Offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contribution or shareholder loans and to the affiliated entities only through loans, subject to applicable government registration and approvals. Subject to satisfaction of applicable government reporting, registration and approval requirements, we may extend intercompany loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to our wholly foreign-owned subsidiaries to fund their capital expenditures or working capital. For an increase in registered capital of our wholly foreign-owned subsidiaries, we need to submit a report of such modification information to the Ministry of Commerce or its local counterparts through the Enterprise Registration System. If we provide funding to our wholly foreign-owned subsidiaries through loans, the total amount of such loans may not exceed either (1) the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital, or (2) such amount as calculated based on certain benchmarks, including capital or net assets and the cross-border financing leverage ratio. Such loans must be registered with the local counterpart of SAFE within 15 days immediately following the execution of the loan agreement as required by the SAFE regulations. We cannot assure you that we will be able to obtain these government registration or approvals on a timely basis, if at all. Any failure will delay or prevent us from applying the net proceeds from this Offering to our PRC subsidiaries and affiliated entities.
See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China —  Restrictions on currency exchange may limit our ability to receive and use our revenues or financing effectively” in the 2023 20-F.

DIVIDEND POLICY
We have not declared or paid any dividends. We do not have any present plan to declare or pay any dividends on our ordinary shares or ADSs in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
Our board of directors has discretion in deciding whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. In either case, the distribution of dividends is subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts due in the ordinary course of business. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.
If we pay any dividends, we will pay our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2023 presented on:
•
an actual basis;

•
a pro forma basis to reflect (1) transfer and/or issuance of 6,567,431 ordinary shares in aggregate for settlement of US$7.6 million loan from related parties in March 2024, (2) repurchase of 1,307,229 ordinary shares as treasure shares from the disposal of cryptocurrency mining business in March 2024, (3) issuance of 3,372,788 ordinary shares in a private placement for consideration of US$5.7 million in April 2024, and (4) issuance of 1,200,000 ordinary shares to two individuals in connection with certain advisory services in April 2024; and

•
a pro forma as adjusted basis to reflect (1) transfer and/or issuance of 6,567,431 ordinary shares in aggregate for settlement of US$7.6 million loan from related parties in March 2024, (2) repurchase of 1,307,229 ordinary shares as treasure shares from the disposal of cryptocurrency mining business in March 2024, (3) issuance of 3,372,788 ordinary shares in a private placement for consideration of US$5.7 million in April 2024, (4) issuance of 1,200,000 ordinary shares to two individuals in connection with certain advisory services in April 2024, and (5) the issuance and sale of 4,000,000 ordinary shares at the purchase price of US$0.50 per share.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” of the 2023 20-F, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of December 31, 2023
	Actual	Pro forma	Pro forma as adjusted
		(Unaudited)
	(In U.S. dollars in thousands)
Cash and cash equivalent	150	5,470	7,219
Ordinary shares	181	627	787
Additional paid-in capital	298,750	321,553	323,142
Treasury stock	(1,148)	(2,717)	(2,717)
Accumulated deficits	(318,813)	(305,550)	(305,550)
Accumulated other comprehensive income	32,879	25,217	25,217
Non-controlling interests	(32,936)	(33,319)	(33,319)
Total (deficit) equity	(21,087)	5,811	7,560
Total capitalization	(21,087)	5,811	7,560
As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above.

DILUTION
The sale of the ordinary shares to the Purchaser pursuant to the Purchase Agreement will have a dilutive impact on our shareholders.
Our net tangible book value as of December 31, 2023 was approximately US$11.8 million, or US$2.65 per ADS.
Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to (1) transfer and/or issuance of 6,567,431 ordinary shares in aggregate for settlement of US$7.6 million loan from related parties in March 2024, (2) repurchase of 1,307,229 ordinary shares as treasure shares from the disposal of cryptocurrency mining business in March 2024, (3) issuance of 3,372,788 ordinary shares in a private placement for consideration of US$5.7 million in April 2024, (4) issuance of 1,200,000 ordinary shares to two individuals in connection with certain advisory services in April 2024, and (5) the additional proceeds we will receive from this Offering, from the purchase price per share. After giving effect to the issuance and sale of 4,000,000 ordinary shares at the purchase price of US$0.50 per share, after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2023 would have been approximately US$16.3 million, or approximately US$1.39 per ADS. This represents an immediate decrease in net tangible book value of US$0.42 per ADS to our existing shareholders and an immediate increase in net tangible book value of US$0.89 per ADS to those investors. The as adjusted information discussed above is illustrative only. The following table illustrates this dilution on a per share basis:
	Per Ordinary Share	Per ADS
Net tangible book value as of December 31, 2023	US$2.65	US$2.65
Pro Forma as adjusted net tangible book value after giving effect to this Offering	US$2.23	US$2.23
Decrease in net tangible book value attributable to existing shareholders	US$0.42	US$0.42
Increase in net tangible book value to new investors	US$1.73	US$1.73
The outstanding share information in the table above is based on (1) 4,474,836 ordinary shares (excluding 24,818 ordinary shares and ordinary shares represented by ADSs reserved for settlement upon exercise of our incentive share awards) issued and outstanding as of December 31, 2023, (2) transfer and/or issuance of 6,567,431 ordinary shares in aggregate for settlement of US$7.6 million loan from related parties in March 2024, (3) repurchase of 1,307,229 ordinary shares as treasure shares from the disposal of cryptocurrency mining business in March 2024, (4) issuance of 3,372,788 ordinary shares in a private placement for consideration of US$5.7 million in April 2024, and (5) issuance of 1,200,000 ordinary shares to two individuals in connection with certain advisory services in April 2024.
The following table summarizes, on an as pro forma adjusted basis as of December 31, 2023, after considering the effect of (2), (3), (4) and (5) mentioned above, the differences between the existing shareholders as of December 31, 2023 and the new Purchaser with respect to the number of ordinary shares purchased from us in this Offering, the total consideration paid and the average price per ordinary share paid and per ADS paid at the purchase price of US$0.50 per share before deducting estimated offering expenses payable by us.
	Ordinary shares purchased		Total consideration		Average price per ordinary share	Average price per ADS
	Number	Percent	Amount	Percent
	(In U.S. dollars in thousands, except for share numbers and percentages)
Existing shareholders of ordinary shares	14,307,830	78.2%	—	—%	—	—
New investors	4,000,000	21.8%	2,000	100.0%	0.50	0.50
Total	18,307,830	100.0%	2,000	100.0%	0.11	0.11

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering 4,000,000 ordinary shares at the purchase price of US$0.50 per share pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares and the ADSs are described under the caption “Description of Share Capital” and “Description of American Depositary Shares” beginning on pages 18 and 30 of the accompanying prospectus, respectively.

TAXATION
The following summary of the material Cayman Islands, PRC and the U.S. federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the PRC and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and to the extent it relates to PRC tax law, it represents the opinion of Beijing DOCVIT Law Firm, our counsel as to PRC law.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. No Cayman Islands stamp duty will be payable unless an instrument is executed in, or after execution, brought to or produced before a court in the Cayman Islands.
The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands. Payments of dividends and capital in respect of the ordinary shares and ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.
PRC Taxation
Under the EIT Law and its implementation rules, foreign corporate shareholders and corporate ADSs holders may be subject to a 10% income tax upon the dividends payable by us or on any gains they realize from the transfer of our shares or ADSs, if we are classified as a PRC resident enterprise and such income is regarded as income from “sources within the PRC.” Given the fact that whether we would be regarded as “resident enterprise” is not clear, it is uncertain whether foreign corporate shareholders and corporate ADSs holders may be subject to a 10% income tax upon the dividends payable by us or on any gains they realize from the transfer of our shares or ADSs. If we are required under the PRC tax law to withhold PRC income tax on our dividends payable to our non-PRC corporate shareholders and ADS holders or if any gains of the transfer of their shares or ADSs are subject to PRC tax, such holders’ investment in our ADSs or ordinary shares may be materially and adversely affected.
U.S. Federal Income Taxation
General
The following is a summary of material U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or ordinary shares by a U.S. Holder (as defined below) that holds our ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), but it does not purport to be a complete analysis of all potential tax consequences and considerations. This summary is based upon existing U.S. federal income tax law as of the date hereof, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special tax rules (for example, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, pension plans, broker-dealers, partnerships and their partners, and tax-exempt organizations (including private foundations)), holders who are not U.S. Holders (as defined below), holders who own (directly, indirectly or constructively) 10% or more of our stock (by vote or value), holders who acquire their ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation, holders that hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, holders required to accelerate the recognition of any item of gross income with respect to our ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement, traders in securities that have elected the mark-to-market method of accounting for their securities or holders that have a functional currency other than the United States dollar, or certain former U.S. citizens or long-term residents and U.S. expatriates, all of whom may be subject to tax rules that differ significantly from those summarized below. No ruling has been sought from the Internal Revenue Service (the “IRS”), with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any alternative minimum tax, state, local, non-U.S. tax or non-income tax (such as the U.S. federal gift and estate tax) considerations or the Medicare tax. Each U.S. Holder is urged to consult with its tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations relating to the ownership and disposition of our ADSs or ordinary shares.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or ordinary shares and partners in such partnerships are urged to consult their tax advisors regarding their ownership and disposition of our ADSs or ordinary shares.
The discussion below assumes the deposit agreement and any related agreement will be complied with in accordance with their terms.
It is generally expected that a U.S. Holder of ADSs should be treated as the beneficial owner, for U.S. federal income tax purposes, of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a holder of ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
In general, we will be classified as a passive foreign investment company, or a PFIC, for any taxable year if either (1) 75 percent or more of our gross income for such year is passive income or (2) 50 percent or more of the average quarterly value of our assets (as generally determined on the basis of fair market value) produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are generally classified as passive and goodwill and other unbooked intangibles associated with active business activities may generally be classified as non-passive. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25 percent or more (by value) of the stock. Although the law in this regard is unclear, we treat the VIEs (and their subsidiaries) as being owned by us for U.S. federal income tax purposes, not only because we exercise effective control over the operations of such entities but also because we are entitled to substantially all of the economic benefits associated with such entities, and, as a result, we consolidate such entity’s’ operating results in our consolidated financial statements. For purposes of the income test, “gross income” generally consists of sales revenues less the cost of goods sold, together with income from investments and from other sources, and “passive income” generally includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets and foreign currency gains, other than with respect to any foreign currency transaction directly related to the business needs of a non-U.S. corporation. However, under applicable IRS guidance (which is not binding precedent), it is unclear how companies, like us, with negative gross revenue, are treated or if our foreign currency gains would be treated as non-passive income for PFIC purposes. Assuming that our foreign currency gains are treated as non-passive income and that we are permitted to use gross loss to offset our passive income, and based on the composition and characterization of our income and assets, we believe it is reasonable to take the position that we were not a PFIC for the taxable year ended December 31, 2023. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not challenge our determination in this regard or that we will not be classified as a PFIC for the current taxable year or future taxable years. The value of the assets of our Parent for purposes of the PFIC determination will generally be determined by reference to the market price of the ADSs, which has and could continue to fluctuate significantly. Accordingly, we may become classified as a PFIC for our current taxable year ending December 31, 2024 and future taxable years if the market price of our ADSs does not increase or continues to decline and/or we do not invest a substantial amount of the cash and other passive assets we hold in assets that produce or are held for the production of non-passive income. In addition, if we do not generate material active income for PFIC purposes, we may become classified as a PFIC for the current and future taxable years. The IRS may challenge the classification of our income or our assets in this regard. Further, for the period that we are treated as a “controlled foreign corporation” (see “Item 3. Key Information — D. Risk Factors — Risks Related to the Market for Our ADSs — If a U.S. Holder is treated as owning at least 10% of our ordinary shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences” in the 2023 20-F), the value of the assets owned by our subsidiaries and the VIEs will be determined by reference to the adjusted tax basis of such assets for U.S. federal income tax purposes, which could increase the likelihood that we are a PFIC in such periods. Further, the disposal of Blockchain Dynamics Limited in March 2024 may cause us to become a PFIC for the current taxable year. See “Item 4. Information on The Company — A. History and Development of the Company” in the 2023 20-F for further information. Because there are uncertainties in the application of the relevant rules and PFIC status is a fact-intensive determination made on an annual basis, no assurance can be given that we were not classified as a PFIC for our taxable year ended December 31, 2023, or that we will not be classified as a PFIC for the current taxable year or future taxable years.
If we were to be classified as a PFIC in any taxable year, a U.S. Holder who held our ADSs or ordinary shares during such year may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of the ADSs or ordinary shares and on the receipt of distributions on the ADSs or ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the U.S. federal income tax rules as discussed below under “— Passive Foreign Investment Company Rules.” Furthermore, a U.S. Holder will generally be treated as holding an equity interest in a PFIC in the first taxable year of the U.S. Holder’s holding period in which we become a PFIC and subsequent taxable years even if, we, in fact, cease to be a PFIC in subsequent taxable years.
Passive Foreign Investment Company Rules
As described above, we do not believe that we were a PFIC in the taxable year ended December 31, 2023. Furthermore, we may become classified as a PFIC for our current taxable year ending December 31, 2024 and future taxable years. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds ADSs or ordinary shares, and unless a mark-to-market election (as described below) is made, a U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make (which generally means any distribution received in a taxable year that is greater than 125 percent of the average annual distributions received in the three preceding taxable years, if shorter, or such U.S. Holder’s holding period for the ADSs or ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of our ADSs or ordinary shares. Under the PFIC rules:
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such excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

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such amount allocated to the taxable year of distribution or gain and any taxable year prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income;

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such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to such U.S. Holder for that year; and

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an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds ADSs or ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the ADSs or ordinary shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of ADSs or ordinary shares of a lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions.
If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the ADSs or ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ADSs or ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ADSs or ordinary shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described in the preceding two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent fiscal year, the ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ADSs or ordinary shares. Each U.S. Holder is urged to consult its tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to the U.S. Holder.
As an alternative to the foregoing rules, a holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock. Marketable stock is stock that is regularly traded on a qualified exchange or other market as defined in applicable U.S. Treasury Regulations. Our ADSs (but not our ordinary shares) are listed on the Nasdaq Capital Market, which is a qualified exchange or other market for these purposes. We anticipate that the ADSs will be considered regularly traded for so long as they continue to be listed, but no assurance may be given in this regard. If a U.S. Holder makes this election, such holder will generally (1) include in gross income for each taxable year the excess, if any, of the fair market value of the ADSs at the end of the taxable year over the adjusted tax basis of the ADSs and (2) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of the ADSs at the end of the taxable year, but only to the extent of the amount previously included in income as a result of the mark-to-market election. The adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a mark-to-market election is made in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, a U.S. Holder will generally not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a mark-to-market election is made, any gain recognized upon the sale or other disposition of ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary to the extent of the net amount previously included in income as a result of the mark-to-market election. In the case of a U.S. Holder who has held ADSs during any taxable year in which we are classified as PFIC and continues to hold such ADSs (or any portion thereof), and who is considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ADSs. If a U.S. Holder makes a mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions, except that the reduced tax rate applicable to qualified dividend income (as discussed below in “— Dividends”) would not apply.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investment held by us that is treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide the U.S. Holders with the information necessary to permit U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns our ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. In addition, the reduced tax rate applicable to qualified dividend income (as discussed below in “— Dividends) would not apply to dividends that we pay on the ADSs or ordinary shares if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax consequences of holding and disposing ADSs or ordinary shares if we are a PFIC, including the possibility of making a mark-to-market election and the “deemed sale” election.
Dividends
Subject to the PFIC rules discussed above, any cash distributions (including the amount of any taxes withheld) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be reported as a “dividend” for U.S. federal income tax purposes. A non-corporate recipient of dividend income generally will be subject to tax on dividend income from a “qualified foreign corporation” at a reduced U.S. federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.
A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States or, in the event that the company is deemed to be a PRC resident under the EIT Law, the company is eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the United States-PRC treaty.
The ADSs are currently tradable on the Nasdaq Capital Market, which is an established securities market in the United States, and thus we anticipate they will be considered readily tradable on an established securities market in the United States for purposes of the foregoing rule, however, no assurance may be given in this regard. In the event we are deemed to be a PRC resident enterprise under the EIT Law (see “— PRC Taxation” above), we may be eligible for the benefits of the United States-PRC income tax treaty. Nevertheless, as mentioned above, we do not believe that we were a PFIC in the taxable year ended December 31, 2023, but we may become classified as a PFIC for our current taxable year ending December 31, 2024 or future taxable years, in which case, we would not be considered a qualified foreign corporation for such taxable years even if we were considered readily tradable on an established securities market or eligible for the benefits of the United States-PRC income tax treaty. Each U.S. Holder is advised to consult its tax advisor regarding the rate of tax that will apply to such holder with respect to, dividend distributions, if any, received from us.
Dividends received on the ADSs or ordinary shares are not expected to be eligible for the dividends received deduction allowed to corporations.
Dividends paid on our ADSs or ordinary shares generally will be treated as income from foreign sources for U.S. foreign tax credit purposes and generally will constitute passive category income. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld, may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholdings, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. Each U.S. Holder is advised to consult its tax advisor regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition of ADSs or Ordinary Shares
Subject to the PFIC rules discussed above, a U.S. Holder generally will recognize capital gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term if the ADSs or ordinary shares have been held for more than one year and will generally be U.S. source gain or loss for U.S. foreign tax credit purposes. However, in the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC (see “— PRC Taxation” above), such gain may be treated as PRC-source gain for U.S. foreign tax credit purposes. The deductibility of a capital loss is subject to limitations. Each U.S. Holder is advised to consult with its tax advisor regarding the tax consequences if a foreign withholding tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.
Information Reporting and Backup Withholding
Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.
In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on, and proceeds from the sale or other disposition of, the ADSs or ordinary shares. Information reporting will apply to payments of dividends on, and proceeds from the sale or other disposition of, the ADSs or ordinary shares made by a paying agent within the United States to a U.S. Holder, unless the U.S. Holder is exempt from information reporting and properly certifies its exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, the ADSs or ordinary shares made within the United States to a U.S. Holder if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, unless the U.S. Holder is exempt from backup withholding and properly certifies its exemption. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the U.S. information reporting rules to their particular circumstances.

PLAN OF DISTRIBUTION
On June 27, 2024, we entered into the Purchase Agreement with the Purchaser pursuant to which we will sell to such Purchaser an aggregate of 4,000,000 ordinary shares.
It is possible that our shares may be sold by the Purchaser in one or more of the following manners:
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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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to a broker-dealer as principal and resale by the broker-dealer for its account; or

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a combination of any such methods of sale.

The Purchaser and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Purchaser or any unaffiliated broker-dealer. Under these rules and regulations, the Purchaser and any unaffiliated broker-dealer:
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may not engage in any stabilization activity in connection with our securities;

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must furnish each broker which offers securities covered by the prospectus supplement and accompanying prospectus that are a part of our Registration Statement with the number of copies of such prospectus supplement and accompanying prospectus which are required by each broker; and

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may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares by the Purchaser and any unaffiliated broker-dealer.

LEGAL MATTERS
We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the ordinary shares and the legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Beijing DOCVIT Law Firm. Wilson Sonsini Goodrich & Rosati, Professional Corporation may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Beijing DOCVIT Law Firm with respect to matters governed by PRC law.

EXPERTS
Our consolidated financial statements as of and for the years ended December 31, 2021, 2022 and 2023, which are incorporated in this prospectus supplement by reference to the 2023 20-F, have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of Audit Alliance LLP is 10 Anson Road, #20-16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 (No. 333-279318), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to the ordinary shares, to be sold in this Offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and our securities.
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://ir.airnetgroup.cn, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.
This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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the 2023 20-F;

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current report on Form 6-K furnished with the SEC on May 31, 2024 regarding purchase of cryptocurrency mining machines;

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current report on Form 6-K furnished with the SEC on May 31, 2024 regarding results of annual general meeting;

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the description of the securities contained in our registration statement on Form 8-A filed with the SEC on October 24, 2007 (File No. 001-33765) pursuant to Section 12 of the Exchange Act together with all amendments and reports filed for the purpose of updating that description; and

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with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2023 20-F filed with the SEC on April 26, 2023 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.
Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Suite 301
No. 26 Dongzhimenwai Street
Chaoyang District, Beijing 10027
The People’s Republic of China
+86 10 8460 8818
You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated May 10, 2024
PROSPECTUS
AirNet Technology Inc.
Ordinary Shares
Ordinary Shares Represented by American Depositary Shares
Preferred Shares
Debt Securities
Warrants
Units
and
Up to 4,572,788 Ordinary Shares Offered by Selling Shareholders

We may from time to time in one or more offerings offer and sell ordinary shares, including ordinary shares represented by American depositary shares (“ADSs”), preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$200,000,000. The selling shareholders identified in this prospectus may also offer and sell up to an aggregate of 4,572,788 ordinary shares. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.
Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, as of the date of this prospectus, was approximately US$7.2 million, which was calculated based on 6,611,898 ordinary shares held by non-affiliates and the per ADS price of US$1.0921, which was the closing price of our ADSs on May 9, 2024. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.
The ADSs, each representing one ordinary share, par value US$0.04 per share, are listed on the Nasdaq Capital Market under the symbol “ANTE.” The last reported sale price of the ADSs on May 9, 2024 was US$1.0921 per ADS.
AirNet Technology Inc., our ultimate Cayman Islands holding company, does not have any substantive operations other than directly controlling (1) Yuehang Chuangyi Technology (Beijing) Co., Ltd. (“Chuangyi Technology”), our wholly-owned subsidiary in China that controls and holds the variable interest entities (the “VIEs”) and their respective subsidiaries (collectively, the “affiliated entities”) through certain contractual arrangements (commonly known as the “VIE structure”), which conduct our air travel media network business, and (2) Shenzhen Yuehang Information Technology Co., Ltd. and Xi’an Shengshi Dinghong Information Technology Co., Ltd., our wholly-owned subsidiaries in China that conduct our air travel media network business. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the PRC law restricts direct foreign investment in certain operating companies, such as advertising services companies. Neither AirNet Technology Inc. nor Chuangyi Technology owns any equity interests in the affiliated entities. Our contractual arrangements with the VIEs and their respective shareholders are not equivalent of an investment in the equity interests of the VIEs, and investors may never hold equity interests in the Chinese operating companies, including the affiliated entities. Instead, we are regarded as the primary beneficiary of the VIEs and we consolidate the financial results of the affiliated entities under U.S. GAAP in light of the VIE structure. Investors in the ADSs are purchasing the equity securities of AirNet Technology Inc., the Cayman Islands holding company, rather than the equity securities of the affiliated entities. As used in this prospectus, “we,” “us,” “our company,” “our” or “AirNet” refers to AirNet Technology Inc., together as a group with its subsidiaries, and, in the context of describing the substantive operations and financial information relating to such operations of AirNet Technology Inc., its subsidiaries and the affiliated entities as a whole, refers to AirNet Technology Inc., its subsidiaries and the affiliated entities. The VIE structure involves unique risks to investors in our securities. It may not provide effective operational control over the affiliated entities and also faces risks and uncertainties associated with,

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
among others, the interpretation and the application of the current and future PRC laws, rules and regulations to such contractual arrangements. As of the date of this prospectus, the agreements under the contractual arrangements among Chuangyi Technology, the VIEs and their respective shareholders have not been tested in a court of law. If the PRC regulatory authorities find these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, rules and regulations or their interpretation change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. The PRC regulatory authorities could disallow the VIE structure at any time in the future, which would cause a material adverse change in our operations and cause the value of our securities you invested in to significantly decline or become worthless.
We face various legal and operational risks and uncertainties related to doing business in China as we, through our PRC subsidiaries and the affiliated entities, conduct our operations in China. We are subject to complex and evolving laws and regulations in China. Moreover, the PRC government authorities have strengthened the oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers, including the implementation of new regulations for filing-based administration of overseas offering and listing, cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, we face risks associated with the relevant requirements under the filing-based administration for overseas offering and listing and enhanced oversight on cybersecurity and data privacy, which may impact our ability to conduct certain business, accept foreign investments, or conduct offerings on a U.S. or other foreign stock exchange. These risks could result in a material adverse change in our operations and the value of the ADSs, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.
In particular, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline.
According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering we make pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after each completion of the follow-on offerings we make since February 17, 2023, we, our subsidiaries and the affiliated entities, as advised our PRC legal counsel, Beijing DOCVIT Law Firm, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, the Cyberspace Administration of China, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus.
We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act, as amended (the “HFCAA”). Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-Identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On December 15, 2022, the PCAOB issued a

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, the ADSs will be delisted from Nasdaq Capital Market, and our securities will not be permitted for trading over the counter in the United States under the HFCAA and related regulations.
Cash may be transferred among AirNet Technology Inc., Chuangyi Technology and the affiliated entities, in the following manners: (1) funds may be transferred to Chuangyi Technology from AirNet Technology Inc. as needed through its subsidiaries in Hong Kong and the British Virgin Islands in the form of capital contribution or shareholder loans; (2) funds may be paid by the VIEs to Chuangyi Technology as service fees according to the contractual arrangements; (3) dividends or other distributions may be paid by Chuangyi Technology to AirNet Technology Inc. through its subsidiaries in Hong Kong and the British Virgin Islands; and (4) Chuangyi Technology and the VIEs may lend to and borrow from each other from time to time for business operation purposes.
In 2021, 2022 and 2023, there were no transfer of cash or other assets within our organization. As of the date of this prospectus, none of AirNet Technology Inc., Chuangyi Technology or the affiliated entities has paid any dividends or made any distributions to their respective shareholders, including any U.S. investors. For details, see “Prospectus Summary — Implications of Being a Company with the Holding Company Structure and the VIE Structure — Cash and asset flows through our organization” and “Prospectus Summary — Financial Information Relating to the Affiliated Entities.” We expect to continue to distribute earnings and settle the service fees owed under the contractual arrangements at the request of Chuangyi Technology and based on our business needs, and we do not expect to declare dividends in the foreseeable future. We currently have not maintained any cash management policies that specifically dictate how funds shall be transferred among AirNet Technology Inc., the subsidiaries of AirNet Technology Inc. (including Chuangyi Technology), the affiliated entities and investors. We will determine the payment of dividends and fund transfer based on our specific business needs in accordance with the applicable laws and regulations. See “Prospectus Summary — Dividend Distribution and Taxation.”
To the extent our cash or assets in the business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of AirNet Technology Inc., its subsidiaries or the affiliated entities to transfer cash or assets. The PRC government imposes controls on the convertibility of RMB into foreign currencies and the remittance of funds out of China, which may restrict the transfer of cash between AirNet Technology Inc., its subsidiaries, the affiliated entities or the investors. Under PRC laws and regulations, Chuangyi Technology and the affiliated entities are subject to certain foreign exchange restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by Chuangyi Technology out of China is also subject to certain procedures with the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of Chuangyi Technology and the net assets of the VIEs in which we have no legal ownership. While between AirNet Technology Inc. and its Hong Kong subsidiary, there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future are to become applicable to the Hong Kong subsidiaries in the future, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on AirNet Technology Inc., its subsidiaries or the affiliated entities to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Investing in these securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.
Each time we or any selling shareholders sell these securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.
We or the selling shareholders may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2024

i

ABOUT THIS PROSPECTUS
You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires,
•
“ADSs” refers to American depositary shares, each representing one ordinary share, and “ADRs” refers to American depositary receipts that evidence ADSs;

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“AirNet Online” refers to Yuehang Sunshine Network Technology Group Co., Ltd.;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

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“Chuangyi Technology” refers to Yuehang Chuangyi Technology (Beijing) Co., Ltd., our wholly-owned subsidiary in China;

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“Iwangfan” refers to Wangfan Tianxia Network Technology Co., Ltd.;

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“Linghang Shengshi” refers to Beijing Linghang Shengshi Advertising Co., Ltd.;

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“ordinary shares” refers to our ordinary shares, par value US$0.04 per share;

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“Renminbi” or “RMB” refers to the legal currency of China;

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“VIEs” means the variable interest entities that AirNet Technology Inc. controls and consolidates through contractual arrangements, including AirNet Online, Linghang Shengshi and Iwangfan, and “affiliated entities” refers to, collectively, the VIEs and their respective subsidiaries;

•
“we,” “us,” “our company,” “our” or “AirNet” refers to AirNet Technology Inc., a Cayman Islands exempted company with limited liability, its subsidiaries and the consolidated affiliated entities, as the context requires;

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“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•
“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process permitted under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or the selling shareholders identified in this prospectus may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we or any selling shareholders sell the securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we nor any selling shareholders identified in this prospectus have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, results of operations, financial condition and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision. Investors should note that AirNet Technology Inc., our ultimate Cayman Islands holding company, is not an operating company, and we conduct our operations in China described in this prospectus primarily through Chuangyi Technology and its contractual arrangements with the VIEs.
Company Overview
We conduct our air travel media network business operations primarily by the VIEs and their respective subsidiaries.
Driven by innovation, we have gradually reinvented ourselves and shaped our core competitiveness in providing in-flight solutions to connectivity, entertainment and digital multimedia in China. Collaborating with our partners, we provide Chinese airlines with seamless and immersive internet connections through a network of satellites and land-based beacons, furnish airline travelers with interactive entertainment and coverage of breaking news, and provide corporate clients with advertisements tailored to the changing perceptions of the travelers.
Collaborating with China Unicom, we are licensed to provide in-flight connectivity over the internet. Furthermore, backed by our partners’ next-generation satellite communications hardware, we are able to provide airline travelers with a seamless and immersive internet connection delivering the same experience as it would have been otherwise on the ground. Moreover, our strategic partnership with China Eastern Airlines Media Co., Ltd. enables us to deliver multimedia contents to travelers on airplanes operated by China Eastern Airlines through a mobile app.
In addition to our active endeavors in in-flight connectivity, we maintain a wide range of in-flight entertainment and advertising contents. As of March 31, 2024, we had access to in-flight entertainment and advertising contents including exclusive in-flight copyrights to over 65% of movies previously shown in domestic theaters, more than 900 archived films, and thousands of hours of multimedia programs of entertainment nature covering a variety of topics such as sports, comedies, local attractions, reality shows, commentaries, documentaries. As of March 31, 2024, we were engaged to provide copyrighted entertainment contents to more than 12 airlines. Furthermore, we are engaged by hundreds of corporate clients to provide advertising contents across different in-flight entertainment systems. Built upon our experiences, we are capable of developing entertainment contents independently and producing advertising contents tailored to the needs of corporate clients.
Our products and services combine in-flight connectivity and entertainment. To further grow our business, we are committed to take full advantage of our partnership with China Unicom and partners to improve travelers’ experience when they connect to the internet en route of their travel. Meanwhile, we are devoted to maintaining a versatile collection of entertainment contents covering a variety of aspects of lifestyles attracting traveling consumers. We are also satisfying the advertising needs of corporate clients through our influence on travelling consumers.
Risks and Challenges
Investing in our securities, including the ADSs, entails a significant level of risk. Before investing in our securities, you should carefully consider the risks and uncertainties summarized below in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described under the heading “Item 3. Key Information — D. Risk Factors” in our most recently filed annual report on Form 20-F, alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:
Risks Related to Our Business
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We incurred net losses in the past and we may incur losses in the future. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — We incurred net losses in the past and we may incur losses in the future” in our annual report on Form 20-F for the year ended December 31, 2023 (the “2023 20-F”);

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We have a limited operating history in various business lines, which may make it difficult for you to evaluate our business and prospects. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — We have a limited operating history in various business lines, which may make it difficult for you to evaluate our business and prospects” in the 2023 20-F;

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The termination of our cryptocurrency mining business could adversely affect our business, results of operations and financial condition. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — The termination of our cryptocurrency mining business could adversely affect our business, results of operations and financial condition” in the 2023 20-F;

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If advertisers or the viewing public do not accept, or lose interest in, our air travel media network, we may be unable to generate sufficient cash flow from our operating activities and our business and results of operations could be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — If advertisers or the viewing public do not accept, or lose interest in, our air travel media network, we may be unable to generate sufficient cash flow from our operating activities and our business and results of operations could be materially and adversely affected” in the 2023 20-F; and

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If we do not succeed in launching our in-flight business, our future results of operations and growth prospects may be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — If we do not succeed in launching our in-flight business, our future results of operations and growth prospects may be materially and adversely affected” in the 2023 20-F.

Risks Related to Our Corporate Structure
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If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment, our business could be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment, our business could be materially and adversely affected” in the 2023 20-F;

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Because some of the shareholders of the VIEs in China are our directors and officers, their fiduciary duties to us may conflict with their respective roles in the VIEs, and their interest may not be aligned with the interests of our unaffiliated public security holders. If any of the shareholders of the VIEs fails to act in the best interests of our company or our shareholders, our business and results of operations may be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — Because some of the shareholders of the VIEs in China are our directors and officers, their fiduciary duties to us may conflict with their respective roles in the VIEs, and their interest may not be aligned with the interests of our unaffiliated public security holders. If any of the shareholders of the VIEs fails to act in the best interests of our company or our shareholders, our business and results of operations may be materially and adversely affected” in the 2023 20-F;

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We rely on contractual arrangements with the VIEs and their shareholders for a substantial portion of our China operations, which may not be as effective as direct ownership in providing operational control. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We rely on contractual arrangements with the VIEs and their shareholders for a substantial portion of our China operations, which may not be as effective as direct ownership in providing operational control” in the 2023 20-F; and
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We have not registered the pledge of equity interest by certain shareholder of the consolidated affiliated entities with the relevant authority, and we may not be able to enforce the equity pledge against any third parties who acquire the equity interests in good faith in the relevant consolidated affiliated entities before the pledge is registered. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We have not registered the pledge of equity interest by certain shareholder of the consolidated affiliated entities with the relevant authority, and we may not be able to enforce the equity pledge against any third parties who acquire the equity interests in good faith in the relevant consolidated affiliated entities before the pledge is registered” in the 2023 20-F.

Risks Related to Doing Business in China
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Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and have a material adverse effect on our competitive position. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and have a material adverse effect on our competitive position” in the 2023 20-F;

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Uncertainties with respect to the PRC legal system could limit the legal protections available to us or result in substantial costs and the diversion of resources and management attention. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could limit the legal protections available to us or result in substantial costs and the diversion of resources and management attention” in the 2023 20-F;

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Any actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries and the consolidated affiliated entities, or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of these entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries and the consolidated affiliated entities, or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of these entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in the 2023 20-F; and

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A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business, financial condition, results of operations and prospects. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business, financial condition, results of operations and prospects” in the 2023 20-F.

Risks Related to the Market for Our ADSs
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The trading price of our ADSs has been and may continue to be volatile. See “Item 3. Key Information — D. Risk Factors — Risks Related to the Market for Our ADSs — The trading price of our ADSs has been and may continue to be volatile” in the 2023 20-F; and

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If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our ADSs and make obtaining future debt or equity financing more difficult for us. See “Item 3. Key Information — D. Risk Factors — Risks Related to the Market for Our ADSs — If we fail to comply with the continued

listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our ADSs and make obtaining future debt or equity financing more difficult for us” in the 2023 20-F.
Implications of Being a Company with the Holding Company Structure and the VIE Structure
The VIE structure and its associated risks
AirNet Technology Inc., our ultimate Cayman Islands holding company, does not have any substantive operations. We carry out our air travel media network business through Chuangyi Technology, our wholly-owned subsidiary in China, and its contractual arrangements, commonly known as the VIE structure, with the VIEs based in China, due to the PRC regulatory restrictions on direct foreign investment in advertising services companies. We also carry out our air travel media network business through Shenzhen Yuehang Information Technology Co., Ltd. and Xi’an Shengshi Dinghong Information Technology Co., Ltd., our wholly-owned subsidiaries in China. Investors in the ADSs are purchasing the equity securities of AirNet Technology Inc., the Cayman Islands holding company, rather than the equity securities of the affiliated entities. The following diagram illustrates our principal subsidiaries, the VIEs and the VIEs’ respective subsidiaries as of the date of this prospectus.

(1)
AirNet Online is owned as to owned as to 80.0%, 15.0% and 5.0% by Man Guo, Qing Xu and Tao Hong, respectively.

(2)
In December 2016, AirNet Online and an individual signed concurrently an equity transfer agreement and an entrusted equity holding agreement, pursuant to which AirNet Online transferred 100% equity interests in Beijing Yuehang Digital Media Advertising Co., Ltd. (“Beijing Yuehang”) to the individual and entrusted the individual to act as the nominee shareholder of the foregoing equity interests.

In December 2017, the individual and a third-party company signed an equity transfer agreement, pursuant to which the individual transferred 15% equity interests in Beijing Yuehang to the third-party company, and AirNet Online signed another entrusted equity holding agreement with the third-party company, pursuant to which AirNet Online entrusted the third-party company to act as the nominee shareholder of the foregoing equity interests. The entrusted equity holding agreement with this third-party company terminates upon the earlier of (i) three years from the date of the entrusted equity holding agreement or (ii) the transfer of all entrusted equity by AirNet Online to AirNet Online itself or a third party designated by AirNet Online.

In September 2019, the individual and another individual signed an equity transfer agreement, pursuant to which the individual transferred 85% equity interests in Beijing Yuehang to the other individual, and AirNet Online signed another entrusted equity holding agreement with the other individual, pursuant to which AirNet Online entrusted the other individual to act as the nominee shareholder of the foregoing equity interest. The entrusted equity holding agreement with this individual terminates upon the earlier of (i) one years from the date of the entrusted equity holding agreement or (ii) the transfer of all entrusted equity by AirNet Online to AirNet Online itself or a third party designated by AirNet Online.
In September 2020, Beijing Yuehang and another third-party company signed a capital increase agreement, pursuant to which the other third-party company subscribe 1.6103% equity interests in Beijing Yuehang.
In August 2021, the individual and another individual signed an equity transfer agreement, pursuant to which the individual transferred 5.0002% equity interests in Beijing Yuehang to the other individual, and AirNet Online signed another entrusted equity holding agreement with the other individual, pursuant to which AirNet Online entrusted the other individual to act as the nominee shareholder of the foregoing equity interest. The entrusted equity holding agreement with this individual terminates upon the earlier of (i) two years from the date of the entrusted equity holding agreement or (ii) the transfer of all entrusted equity by AirNet Online to AirNet Online itself or a third party designated by AirNet Online.
Therefore, AirNet Online as the actual major investor in Beijing Yuehang holds actual controlling shareholder rights and receives benefits from the investment in Beijing Yuehang.
(3)
Iwangfan is owned as to 90.0% and 10.0% by Man Guo and Lin Wang, respectively. Tao Hong divested all his equity interests in Iwangfan in December 2021. AirNet Online signed an entrusted equity holding agreement with Lin Wang, pursuant to which AirNet Online entrusted Lin Wang to act as the nominee shareholder of the foregoing equity interests. The entrusted equity holding agreement with this individual terminates upon the earlier of (i) two years from the date of the entrusted equity holding agreement or (ii) the transfer of all entrusted equity by AirNet Online to AirNet Online itself or a third party designated by AirNet Online.

(4)
Linghang Shengshi is owned as to 86.9193%, 12.9954% and 0.0852% by Herman Man Guo, Qing Xu and Xiao Ya Zhang, respectively.

The VIE structure was established through a series of agreements entered into among Chuangyi Technology, the VIEs and each of their existing shareholders (except Lin Wang), comprising technology support and service agreements, technology development agreements, exclusive technology consultation and service agreement, call option agreements, equity pledge agreements and authorization letters. The contractual arrangements allow us to (1) be considered as the primary beneficiary of the VIEs for accounting purposes and consolidate the financial results of the VIEs, (2) receive substantially all of the economic benefits of the VIEs, (3) have the pledge right over the equity interests in the VIEs as the pledgee, and (4) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law.
However, neither AirNet Technology Inc. nor Chuangyi Technology owns any equity interests in the affiliated entities. Our contractual arrangements with the VIEs and their respective shareholders are not equivalent of an investment in the equity interests of the VIEs, and investors may never hold equity interests in the Chinese operating companies, including the affiliated entities. Instead, we are regarded as the primary beneficiary of the VIEs and we consolidate the financial results of the affiliated entities under U.S. GAAP in light of the VIE structure.
The VIE structure involves unique risks to investors in our securities. It may be less effective than direct ownership in providing us with operational control over the affiliated entities, and we may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct the operations of the VIEs in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs in China, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to direct the VIEs’ activities. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system.
We may face challenges in enforcing the contractual arrangements due to jurisdictional and legal limitations. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their shareholders through Chuangyi Technology. As of the date of this prospectus, the agreements under the contractual arrangements among Chuangyi Technology, the VIEs and their respective shareholders have not been tested in a court of law. It is uncertain whether any new PRC laws or regulations relating to VIE structure will be adopted or, if adopted, what they would provide. If we or the VIEs are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required licenses, permits, registrations or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. The PRC regulatory authorities could disallow the VIE structure at any time in the future. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties and may incur substantial costs to enforce the terms of the arrangements, or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our subsidiaries, the affiliated entities, and investors in our securities (including the ADS) face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company and the affiliated entities as a whole.
Revenues contributed by the affiliated entities accounted for a substantial portion of our total revenues in 2021, 2022 and 2023. For a condensed consolidation schedule depicting the results of operations, financial position and cash flows for us, Chuangyi Technology and the affiliated entities during 2021, 2022 and 2023, see “— Financial Information Relating to the Affiliated Entities.” For details of the permissions and licenses required for operating our business in China and the related limitations, see “— Permissions or Approvals Required from the PRC Authorities.”
Cash and asset flows through our organization
In light of our holding company structure and the VIE structure, our ability to pay dividends to the shareholders, and to service any debt we may incur may highly depend upon dividends paid by Chuangyi Technology to us and service fees paid by the VIEs to Chuangyi Technology, despite that we may obtain financing at the holding company level through other methods. For example, if any of Chuangyi Technology or the VIEs incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us and our shareholders, as well as the ability to settle amounts owed under the contractual arrangements. As of the date of this prospectus, none of AirNet Technology Inc., Chuangyi Technology or the affiliated entities has paid any dividends or made any distributions to their respective shareholders, including any U.S. investors. In 2021, 2022 and 2023, the total amount of the service fees that the VIEs paid to Chuangyi Technology under the contractual arrangements was nil. We expect to continue to distribute earnings and settle the service fees owed under the contractual arrangements at the request of Chuangyi Technology and based on our business needs, and we do not expect to declare dividends in the foreseeable future. We currently have not maintained any cash management policies that specifically dictate how funds shall be transferred among AirNet Technology Inc., the subsidiaries of AirNet Technology Inc. (including Chuangyi Technology), the affiliated entities and investors. We will determine the payment of dividends and fund transfer based on our specific business needs in accordance with the applicable laws and regulations.
Under PRC laws and regulations, Chuangyi Technology is permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations.

Furthermore, Chuangyi Technology and the VIEs are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. Remittance of dividends by Chuangyi Technology out of China is also subject to certain procedures with the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-in capital and the statutory reserve funds of Chuangyi Technology and the net assets of the VIEs in which we have no legal ownership. In addition, while between AirNet Technology Inc. and its Hong Kong subsidiaries, there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future are to become applicable to the Hong Kong subsidiaries in the future, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on AirNet Technology Inc., its subsidiaries or the affiliated entities to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong.
Under PRC laws and regulations, we, the Cayman Islands holding company, may fund Chuangyi Technology only through capital contribution or shareholder loans, and fund the VIEs only through loans, subject to satisfaction of applicable government registration and approval requirements. In 2021, 2022 and 2023, there were no transfer of cash or other assets within our organization.
Dividend Distribution and Taxation
As of the date of this prospectus, none of AirNet Technology Inc., Chuangyi Technology or the affiliated entities has paid any dividends or made any distributions to their respective shareholders, including any U.S. investors, nor do we have any present plan to pay any cash dividends on the ADSs in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
Subject to the “passive foreign investment company” rules, the gross amount of any distribution that we make to a U.S. holder with respect to the ADSs and the underlying ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend for United States federal income tax purposes, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. In addition, if we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.
Permissions or Approvals Required from the PRC Authorities
Permission required for our operations
We currently conduct our air travel media network business operations in China by Chuangyi Technology and its contractual arrangements with the affiliated entities. Our operations in China are governed by PRC laws and regulations. We and the VIEs are required to obtain certain licenses, permits and approvals from relevant governmental authorities in China in order to operate our business. As of the date of this prospectus, as advised by our PRC legal counsel, Beijing DOCVIT Law Firm, we and the VIEs have obtained the licenses, permits and approvals from the PRC government authorities necessary for our business operations in China, including, among others, a business license which specifically includes within its scope the operation of an advertising business.
Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, and the promulgation of new laws and regulations and amendment to the existing ones, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. We cannot assure you that we or the VIEs will be able to obtain, in a timely manner or at all, or maintain such licenses, permits or approvals, and we or the VIEs may also inadvertently conclude that such permissions or approvals are not required. Any lack of or failure to maintain requisite licenses, permits or approvals applicable to us or the VIEs may have a material adverse impact on our business, results of operations, financial condition and prospects and cause the value of our securities to significantly decline or become worthless.
Potential CAC and CSRC approval required for offerings under this prospectus
The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, on January 4, 2022, the Cyberspace Administration of China (the “CAC”) and several other PRC government authorities jointly announced the adoption of the Cybersecurity Review Measures, which became effective on February 15, 2022 and provides that network platform operators possessing personal information of more than one million individual users must undergo a cybersecurity review by the CAC when they seek to have their securities listed on a foreign stock exchange. Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC (the “PIPL”), which became effective on November 1, 2021, requires such operators to obtain consent of the user prior to any cross-border transfer of personal information, as well as the satisfaction of at least one of the following conditions: (1) a security assessment organized by competent cybersecurity authorities has been passed; (2) certification of personal information protection from a specialized institution in accordance with the provisions issued by competent cybersecurity authorities has been passed; (3) a model standard contract about both parties’ rights and obligations formulated by competent cybersecurity authorities with the overseas recipient has been entered into; or (4) any other condition prescribed by laws, administrative regulations or by competent cybersecurity authorities has been satisfied. These policies and any related implementation rules to be enacted may subject us to additional compliance requirement. As of the date of this prospectus, no official guidance or related implementation rules have been issued in relation to these recently issued opinions, and the interpretation and implementation of these opinions remain unclear at this stage. Moreover, the M&A Rules requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear.
Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. The PRC government also exerts more control over offerings conducted overseas and foreign investment in China-based issuers. In particular, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that offerings under this prospectus or any accompanying prospectus supplement do not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them.
According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering we make pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after each completion of the follow-on offerings we make since February 17, 2023, we, our PRC subsidiaries and the affiliated entities, as advised our PRC legal counsel, Beijing DOCVIT Law Firm, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, as amended (the “HFCAA”) and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-Identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. In August 2022, the PCAOB, the CSRC and the Ministry of Finance of the PRC signed the Statement of Protocol, which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong.
On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, the ADSs will be delisted from Nasdaq Capital Market, and our securities will not be permitted for trading over the counter in the United States under the HFCAA and related regulations.
Corporate Information
Our principal executive offices are located at Suite 301, No. 26 Dongzhimenwai Street, Chaoyang District, Beijing 100027, People’s Republic of China. Our telephone number at this address is +86-10 8450-8818. Our registered office in the Cayman Islands is at the offices of Maples Corporate

Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Financial Information Relating to the Affiliated Entities
The following tables present the consolidating schedule of financial information relating to AirNet Technology Inc., or the Parent, affiliated entities and non-VIE consolidated entities as of and for the years ended December 31, 2021 and 2022 and 2023.
Selected consolidated statements of operations data
	Year ended December 31, 2021
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net revenues	—	9,075	2,602	—	11,677
Cost of revenues	—	12,653	2,122	—	14,775
Gross (loss) profit	—	(3,578)	480	—	(3,098)
Operating expenses	566	8,173	2,137	—	10,876
Operating loss	(566)	(11,751)	(1,657)	—	(13,974)
Other (expense) income	(11)	(3,691)	173	—	(3,529)
Loss from subsidiaries	(16,758)	—	—	16,758	—
Loss before income taxes	(17,335)	(15,442)	(1,484)	16,758	(17,503)
Net loss	(17,335)	(15,726)	(1,484)	16,758	(17,787)
	Year ended December 31, 2022
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net revenues	—	2,867	1	—	2,868
Cost of revenues	—	3,194	2,029	—	5,223
Gross loss	—	(327)	(2,028)	—	(2,355)
Operating expenses	1,231	5,749	4,744	—	11,724
Operating loss	(1,231)	(6,076)	(6,772)	—	(14,079)
Other income (expense)	41	3,611	(1,867)	—	1,785
Loss from subsidiaries	(11,616)	—	—	11,616	—
Loss before income taxes	(12,806)	(2,465)	(8,639)	11,616	(12,294)
Net loss	(12,806)	(2,482)	(8,639)	11,616	(12,311)
	Year ended December 31, 2023
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net revenues	—	845	—	—	845
Cost of revenues	—	1,376	—	—	1,376
Gross loss	—	(531)	—	—	(531)
Operating expenses	531	1,924	870	—	3,325

	Year ended December 31, 2023
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Operating loss	(531)	(2,455)	(870)	—	(3,856)
Other income (expense)	8	5,009	(1,037)	—	3,980
Loss from subsidiaries	(51)	—	—	51	—
(Loss) income before income taxes	(574)	2,554	(1,907)	51	(2,357)
Net (loss) income	(574)	2,236	(1,907)	51	(2,358)

Selected consolidated balance sheets data
	As of December 31, 2021
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Total current assets	27,408	29,093	255,958	(275,811)	36,648
Total non-current assets	—	53,744	5,643	—	59,387
Total assets	27,408	82,837	261,601	(275,811)	96,035
Total current liabilities	2,909	350,685	27,206	(275,811)	104,956
Total non-current liabilities	—	13	—	—	13
Total liabilities	2,909	350,698	27,206	(275,811)	104,969
Total shareholders’ equity	24,499	(267,828)	234,395	—	(8,934)
	As of December 31, 2022
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Total current assets	50,328	37,842	256,531	(274,908)	69,793
Total non-current assets	—	44,476	880	—	45,356
Total assets	50,328	82,318	257,411	(274,908)	115,149
Total current liabilities	4,039	345,450	27,206	(274,908)	101,787
Total non-current liabilities	—	9	—	—	9
Total liabilities	4,039	345,459	27,206	(274,908)	101,796
Total shareholders’ equity	46,289	(262,614)	230,205	—	13,353
	As of December 31, 2023
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Total current assets	16,406	40,336	240,367	(267,194)	29,915
Total non-current assets	—	30,116	12,143	—	42,259
Total assets	16,406	70,452	252,510	(267,194)	72,174
Total current liabilities	4,557	171,625	175,431	(267,194)	84,419
Total non-current liabilities	—	8,842	—	—	8,842

	As of December 31, 2023
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Total liabilities	4,557	180,467	175,431	(267,194)	93,261
Total shareholders’ equity	11,849	(110,015)	77,079	—	(21,087)
Selected consolidated statements of cash flows data
	Year ended December 31, 2021
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net cash (used in) provided by operating activities	—	(5,231)	359	(104)	(4,975)
Net cash used in investing activities	—	—	—	—	—
Net cash used in financing activities	—	(9,433)	—	—	(9,433)
	Year ended December 31, 2022
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net cash provided by (used in) operating activities	—	1,729	(322)	(655)	752
Net cash used in investing activities	—	—	—	—	—
Net cash provided by financing activities	—	1,212	—	—	1,212
	Year ended December 31, 2023
	Parent	Consolidated affiliated entities	Non-VIE consolidated entities	Inter-company elimination	Group consolidated
	(US$ in thousands)
Net cash used in operating activities	—	(1,514)	(186)	(117)	(1,817)
Net cash used in investing activities	—	—	—	—	—
Net cash used in financing activities	—	(1,222)	—	—	(1,222)
Recent Share Issuances
In March 2024, we entered into certain advisory agreements with two individuals (LIN Qiaoli and CAI Tianyu) to engage them for business development services for a term of two years, for which 600,000 ordinary shares were issued to each of them as compensation in April 2024.
In April 2024, we completed a private placement of 3,372,788 ordinary shares for an aggregate subscription amount of US$5.7 million with certain investors.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our 2023 20-F filed with the SEC on April 26, 2024;

•
our current reports on Form 6-K furnished with the SEC on May 2, 2024 and May 8, 2024;

•
the description of the securities contained in our registration statement on Form 8-A filed with the SEC on October 24, 2007 (File No. 001-33765) pursuant to Section 12 of the Exchange Act together with all amendments and reports filed for the purpose of updating that description; and

•
with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2023 filed with the SEC on April 26, 2024 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Suite 301
No. 26 Dongzhimenwai Street
Chaoyang District, Beijing 100027
The People’s Republic of China
+86-10 8450-8818
You should rely only on the information that we incorporate by reference or provide in this prospectus. Neither we nor any selling shareholders identified in this prospectus have authorized anyone to provide you with different information. Neither we nor any selling shareholders are making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Prospectus Summary” and “Risk Factors,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our results of operations, financial condition, business strategy and financial needs. These forward-looking statements include statements about:
•
our growth strategies;

•
our future business development, results of operations and financial condition, including the products and services combining in-flight connectivity and entertainment;

•
competition in the advertising industry and in particular, the travel advertising industry in China;

•
the expected growth in consumer spending, average income levels and advertising spending levels;

•
the growth of the air, train and long-haul bus travel sectors in China;

•
the length and severity of the COVID-19 outbreak and its impact on our business and industry; and

•
PRC governmental policies relating to the advertising industry.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the advertising industry in China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information — D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).
We will not receive any proceeds from the sale of securities by the selling shareholders. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of securities. We will bear all other costs, expenses and fees in connection with the registration of the securities.

DESCRIPTION OF THE SECURITIES
We may issue, offer and sell from time to time, in one or more offerings, the following securities:
•
ordinary shares, including ordinary shares represented by ADSs;

•
preferred shares;

•
debt securities;

•
warrants; and

•
units.

The following is a description of the terms and provisions of our ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the ordinary shares (including ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL
We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our second amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into 22,500,000 ordinary shares of a par value of US$0.04 each and 2,500,000 preferred shares of a par value of US$0.04 each. As of the same date, there are 14,307,830 ordinary shares (excluding 1,307,229 treasury shares and 24,818 ordinary shares and ordinary shares represented by ADSs reserved for settlement upon exercise of our incentive share awards) issued and outstanding.
Ordinary Shares
The following is a summary of material provisions of our currently effective second amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) and the Companies Act insofar as they relate to the material terms of our ordinary shares. As it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Memorandum and Articles of Association, which has been incorporate by reference as an exhibit to this registration statement. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information about Us.”
Type and Class of Securities
The par value of our ordinary shares is US$0.04 per share. Ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.
Preemptive Rights
Our shareholders do not have preemptive rights.
Limitations or Qualifications
Our Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.
Our Memorandum and Articles of Association authorizes our board of directors to establish from time to time one or more series of convertible redeemable preferred shares and to determine, with respect to any series of convertible redeemable preferred shares, the terms and rights of that series, including:
•
designation of the series;

•
the number of shares of the series;

•
the dividend rights, conversion rights and voting rights; and

•
the rights and terms of redemption and liquidation preferences.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, our company may declare and pay a dividend only out of funds legally available therefor, namely out of either profit or our share premium account, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights
Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by one or more shareholders holding together at least ten percent of the shares given a right to vote at the meeting, present in person or by proxy.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for important matters such as a change of name. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating or dividing all or any of our share capital into shares of larger amount than our existing shares, and canceling any shares that are authorized but unissued. Both an ordinary resolution and a special resolution may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Memorandum and Articles of Association.
Transfer of Ordinary Shares
Subject to the restrictions of our articles of association, as applicable, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in writing and executed by or on behalf of the transferor, accompanied by the certificates of such shares and such other evidence as the directors may reasonably require to show the right of the shareholder to make the transfer.
Liquidation
On a winding up of our company, the liquidator may, with the sanction of an ordinary resolution of our shareholders, divide amongst the shareholders in species or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as between our shareholders or different classes of shareholders.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. Shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by ordinary resolution of our shareholders, or are otherwise authorized by our Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares issued and outstanding, or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

General Meetings of Shareholders
As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. The Memorandum and Articles of Association provide that we may hold an annual general meeting but shall not (unless required by the Companies Act) be obliged to hold an annual general meeting.
Shareholders’ meetings may be held annually and may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate at least one-third of our voting share capital. Advance notice of at least 14 days is required for the convening of our annual general meeting and other shareholders meetings, provided that a general meeting of our company shall be deemed to have been duly convened if it is so agreed:
•
in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

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in the case of an extraordinary general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than seventy five (75%) per cent in par value of the shares giving that right.

A quorum required for a meeting of shareholders consists of shareholders holding not less than an aggregate of one-third of all voting share capital of our company in issue present in person or by proxy and entitled to vote.
Inspection of Books and Records
Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records, other than the Memorandum and Articles of Association and any special resolutions passed by our company, and the registers of mortgages and charges of our company. However, we will provide our shareholders with annual audited financial statements.
Variations of Rights of Shares
If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may be varied either with the written consent of the holders of a majority of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Limitations on the Rights to Own Ordinary Shares
There are no limitations under the laws of the Cayman Islands or under the Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote ordinary shares.
Anti-takeover Provisions
Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Ownership Threshold
There are no provisions under Cayman Islands law applicable to our company, or under the Memorandum and Articles of Association, that require our company to disclose shareholder ownership above any particular ownership threshold.
Changes in Capital
Our shareholders may from time to time by ordinary resolution:
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increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution and subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.
Exempted Company
We are an exempted company incorporated with limited liability under the laws of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue no par value shares;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are given for a period of up to 30 years);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). Upon the closing of the separation and distribution, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq rules in lieu of following home country practice after the completion of the separation and distribution. The Nasdaq rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, the Memorandum and Articles of Association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.
Differences in Corporate Law
The Companies Act is modeled after the older Companies Acts of England but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.
	Cayman Islands	Delaware
Mergers and Similar Arrangements
The Companies Act permits mergers
and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:
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the merger agreement does not amend in any respect its certificate of incorporation;

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each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

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either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

Cayman Islands	Delaware

approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions
relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders

Cayman Islands	Delaware

and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless

	Cayman Islands	Delaware

there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits
In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of our company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control our company are perpetrating a “fraud on the minority.”

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors, Officers, Agents and Others and Limitation of Liability	Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a	A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against

	Cayman Islands	Delaware

crime. The Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association then in effect.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.
amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
Directors’ Fiduciary Duties	Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to our company, our directors must ensure compliance with the Memorandum and Articles of Association, as amended and restated from time to time, and the rights vested thereunder in the holders	Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

	Cayman Islands	Delaware
	of the shares. Our directors owe their fiduciary duties to our company and not to our company’s individual shareholders, and it is our company which has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.	In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Shareholder Action by Written Consent	Cayman Islands law and the Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.
Shareholder Proposals	The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Memorandum and Articles of Association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, the Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted company in the Cayman Islands, we are not obliged by law to call shareholders’ annual general meetings.	Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

	Cayman Islands	Delaware
Cumulative Voting	There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Memorandum and Articles of Association do not provide for cumulative voting.	Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.
Removal of Directors	Under the Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.	Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.
Transactions with Interested Shareholders	Cayman Islands law does not regulate transactions between a company and its significant shareholders. However, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the

	Cayman Islands	Delaware
	to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.	board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Variation of Rights of Shares	Under the Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, all or any of the attached to any such class may (subject to any rights or restrictions for the time being attached to any class of share) only be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Amendment of Governing Documents	As permitted by Cayman Islands law, the Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary, will issue the ADSs which you will be entitled to. Each ADS represents one ordinary share deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which have not been distributed directly to you. Unless specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Because the depositary’s nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The obligations of the depositary and its agents are set out in the deposit agreement. The deposit agreement and the ADSs are governed by New York law.
The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit this the registration statement.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares underlying the ADSs?
We may make various types of distributions with respect to our shares. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.
Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:
•
Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (1) appropriate adjustments for taxes withheld, (2) such distribution being impermissible or impracticable with respect to certain registered holders, and (3) deduction of the depositary’s expenses in (i) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (ii) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (iii) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (iv) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•
Shares.   In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.
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Rights to receive additional shares.   In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the depositary may lawfully distribute such rights, the depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the depositary may: (1) sell such rights if practicable and distribute the net proceeds as cash; or (2) if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

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Other distributions.   In the case of a distribution of securities or property other than those described above, the depositary may either (1) distribute such securities or property in any manner it deems equitable and practicable or (2) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.
Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability for interest thereon and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depository in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.
Shares deposited in the future with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.
The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”
Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADSs at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian’s office or effect delivery by such other means as the depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
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temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

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the payment of fees, taxes and similar charges; or

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compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Record Dates
The depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):
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to receive a dividend, distribution or rights;

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to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities;

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for the determination of the registered holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

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receive any notice or to act in respect of other matters all subject to the provisions of the deposit agreement.

Voting Rights
How do you vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the depositary will notify the ADR holders of any shareholder meeting or solicitation of consents or proxies. This notice will state such information as contained in the voting materials and describe how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Fees and Charges Our ADS Holders May Have to Pay
JPMorgan collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deductions from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
Persons depositing or withdrawing shares must pay:	For:
$5.00 per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property; cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	Any cash distribution to registered ADS holders
A fee equivalent to the fee that would be payable if securities distributed had been shares and the shares had been deposited for issuance of ADSs $0.05 (or less) per ADSs per calendar year (if the depositary has not collected any cash distribution fee during that year)	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to registered ADS holders Depositary services
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement); converting foreign currency to U.S. dollars
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
Fees and Other Payments Made by the Depositary to Us
The depositary has agreed to reimburse us annually for our expenses incurred in connection with investor relationship programs and any other program related to our ADS facility and the travel expense of our key personnel in connection with such programs. The depositary has also agreed to provide additional payments to us based on the applicable performance indicators relating to our ADS facility. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not necessarily tied to the amount of fees the depositary collects from investors. We recognize the reimbursable amounts in other income on our consolidated statements of operations on a straight-line basis over the contract term with the depositary. For the year ended December 31, 2023, we received nil from the depositary as reimbursement for our expenses incurred.
Payment of Taxes
ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (1) deduct the amount thereof from any cash distributions, or (2) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.
By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:
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amend the form of ADR;

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distribute additional or amended ADRs;

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distribute cash, securities or other property it has received in connection with such actions;

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sell any securities or property received and distribute the proceeds as cash; or

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none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities.
How may the deposit agreement be terminated?
The depositary may terminate the deposit agreement by giving the ADR holders at least 30 days prior notice, and it must do so at our request. The deposit agreement will be terminated upon the removal of the depositary for any reason. After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.
Limitations on Obligations and Liability to ADR holders
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and beneficial owners of ADSs
Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the depositary and its custodian may require you to pay, provide or deliver:
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payment with respect thereto of (1) any stock transfer or other tax or other governmental charge, (2) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register, and (3) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to the depositary and/or its custodian of (1) the identity of any signatory and genuineness of any signature and (2) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, payment of applicable taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, information relating to the registration of the shares on the books maintained by or on our behalf for the transfer and registration of shares, compliance with applicable laws, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADR, as it may deem necessary or proper; and

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compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents. Neither we nor the depositary nor any such agent will be liable if:
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present or future law, rule or regulation of the United States, the Cayman Islands, the People’s Republic of China or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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it exercises or fails to exercise discretion under the deposit agreement or the ADR;

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it performs its obligations without gross negligence or bad faith;

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it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

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it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.
The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages.
The depositary may own and deal in deposited securities and in ADSs.
Requirements for Depositary Actions
We, the depositary or the custodian may refuse to:
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issue, register or transfer an ADR or ADRs;

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effect a split-up or combination of ADRs;

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deliver distributions on any such ADRs; or

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permit the withdrawal of deposited securities (unless the deposit agreement provides otherwise), until the following conditions have been met:

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the holder has paid all taxes, governmental charges, and fees and expenses as required in the deposit agreement;

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the holder has provided the depositary with any information it may deem necessary or proper, including, without limitation, proof of identity and the genuineness of any signature; and

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the holder has complied with such regulations as the depositary may establish under the deposit agreement.

The depositary may also suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs, or the withdrawal of deposited securities (unless the deposit agreement
Reports and Other Communications
Will ADR holders be able to view our reports?
The depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the SEC.
Additionally, if we make any written communications generally available to holders of our shares, including the depositary or the custodian, and we request the depositary to provide them to ADR holders, the depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to request you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of deposited securities and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.
The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.
Appointment
In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
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be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs; and

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

DESCRIPTION OF PREFERRED SHARES
Subject to the provisions of the Companies Act and our Memorandum and Articles of Association, our board of directors is empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix their designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Act. The resolution or resolutions of our board of directors providing for the establishment of any class or series of preferred shares may, to the extent permitted by the Companies Act, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.
As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.
Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our Memorandum and Articles of Association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES
We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

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the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

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any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

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any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in the indenture with respect to the debt securities;

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whether the debt securities will be senior or subordinated and any applicable subordination provisions;

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a discussion of material income tax considerations applicable to the debt securities;

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any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
We may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Equity Warrants
Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:
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the title of the equity warrants;

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the offering price;

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the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

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the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

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if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

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the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

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if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

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anti-dilution provisions of the equity warrants, if any;

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redemption or call provisions, if any, applicable to the equity warrants; and

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any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.
Debt Warrants
Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:
•
the title of the debt warrants;

•
the offering price;

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the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

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the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

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if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

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the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

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if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

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whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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anti-dilution provisions of the debt warrants, if any;

•
redemption or call provisions, if any, applicable to the debt warrants; and

•
any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS
We may issue units composed of any combination of our ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

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whether the units will be issued in fully registered or global form; and

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any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

SELLING SHAREHOLDERS
The selling shareholders identified herein may from time to time offer and sell up to an aggregate of 4,572,788 ordinary shares held by them pursuant to this prospectus and the applicable prospectus supplement. The selling shareholders received such shares in transactions that did not require registration under the Securities Act. See “Prospectus Summary — Recent Share Issuances.”
The table below provides information about the ownership of the selling shareholders of our ordinary shares and the maximum number of our ordinary shares that may be offered from time to time by the selling shareholder under this prospectus. The selling shareholders may sell less than all of the securities listed in the table below.
The information in the following table and the related notes is based on information filed with the SEC or supplied to us by the selling shareholders. We have not sought to verify such information. Any changed or new information given to us by the selling shareholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary. Beneficial ownership is determined in accordance with the rules of the SEC, and the percentage information is based on 14,307,830 ordinary issued and outstanding shares as of the date of this prospectus (excluding 1,307,229 treasury shares and 24,818 ordinary shares and ordinary shares represented by ADSs reserved for settlement upon exercise of our incentive share awards).
	Ordinary shares beneficially owned before the offering(1)		Maximum ordinary shares which may be offered in this offering	Ordinary shares beneficially owned after the offering(1)(2)
	Number of ordinary shares	%	Number	Number of ordinary shares	%
Selling Shareholders:
SONG Wendian	307,693	2.2%	307,693	—	—
QIN Feng	307,693	2.2%	307,693	—	—
TANG Liming	307,693	2.2%	307,693	—	—
WANG Bo	307,693	2.2%	307,693	—	—
ZHAO Xiang	307,693	2.2%	307,693	—	—
TAO Yining	307,693	2.2%	307,693	—	—
ZHANG Jinying	307,693	2.2%	307,693	—	—
WU Shaowei	307,693	2.2%	307,693	—	—
XIAO Jieqing	307,693	2.2%	307,693	—	—
HUANG Xinyong	307,693	2.2%	307,693	—	—
MA Tao	295,858	2.1%	295,858	—	—
LIN Qiaoli	600,000	4.2%	600,000	—	—
CAI Tianyu	600,000	4.2%	600,000	—	—

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

(2)
The selling shareholders might not sell any or all of the shares offered by this prospectus and as a result, we cannot estimate the number of shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders.

The selling shareholders may sell our ordinary shares held by them to or through underwriters, broker-dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” The selling shareholders may also sell, transfer or otherwise dispose of some or all our ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.
We will provide you with a prospectus supplement, which will disclose whether the selling shareholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:
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through agents;

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to dealers or underwriters for resale;

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directly to purchasers;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:
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any terms of the offering;

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any underwriter, dealers or agents;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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the net proceeds to us;

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the purchase price of the securities;

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any delayed delivery arrangements;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any exchange on which the securities will be listed.

If we or the selling shareholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We or the selling shareholders may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or the selling shareholders may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us or the selling shareholders.
If dealers are used in the sale of securities offered through this prospectus, we or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We or the selling shareholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We or the selling shareholders may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or the selling shareholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling shareholders will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or the selling shareholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or the selling shareholders in the ordinary course of their businesses.
If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our ordinary shares represented by ADSs, which are listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us or the selling shareholders in the offering. If the underwriters have an over-allotment option to purchase additional securities from us or the selling shareholders, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.
We or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and applicable prospectus supplement, or otherwise.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.
Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.
We have appointed Cogency Global Inc as our agent, upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Beijing DOCVIT Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
Cayman Islands
Maples and Calder (Hong Kong) LLP has informed us that the courts of the Cayman Islands are unlikely (1) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.
In addition, Maples and Calder (Hong Kong) LLP has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the Cayman Islands will generally recognize a judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands where the judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final and conclusive, (4) is not in respect of taxes, a fine or a penalty, (5) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (6) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
China
Beijing DOCVIT Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Beijing DOCVIT Law Firm has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

LEGAL MATTERS
We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the ordinary shares represented by the ADSs and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Beijing DOCVIT Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Wilson Sonsini Goodrich & Rosati, Professional Corporation may reply upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law. Wilson Sonsini Goodrich & Rosati, Professional Corporation and Maples and Calder (Hong Kong) LLP may reply upon Beijing DOCVIT Law Firm with respect to matters governed by PRC law.

EXPERTS
Our consolidated financial statements as of and for the years ended December 31, 2021, 2022 and 2023, which are incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2023, have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of Audit Alliance LLP is 10 Anson Road, #20-16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://ir.airnetgroup.cn, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.